                                                                       EXHIBIT 1




                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                         GENESIS MICROCHIP INCORPORATED,

                         RAINBOW ACQUISITION CORPORATION

                                       AND

                           PARADISE ELECTRONICS, INC.

                           Dated as of January 22, 1999

                                TABLE OF CONTENTS

                                                                                              PAGE

ARTICLE I THE MERGER.............................................................................2
        1.1    The Merger........................................................................2
        1.2    Effective Time....................................................................2
        1.3    Effect of the Merger..............................................................2
        1.4    Certificate of Incorporation; Bylaws..............................................2
        1.5    Directors and Officers............................................................3
        1.6    Maximum Shares to Be Issued; Effect on Capital Stock..............................3
        1.7    Dissenting Shares.................................................................5
        1.8    Surrender of Certificates.........................................................6
        1.9    No Further Ownership Rights in Company Common Stock...............................8
        1.10   Lost, Stolen or Destroyed Certificates............................................8
        1.11   Tax and Accounting Consequences...................................................8
        1.12   Taking of Necessary Action; Further Action........................................8

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................8
        2.1    Organization of the Company.......................................................9
        2.2    Company Capital Structure.........................................................9
        2.3    Subsidiaries.....................................................................10
        2.4    Authority........................................................................10
        2.5    Company Financial Statements.....................................................11
        2.6    No Undisclosed Liabilities.......................................................11
        2.7    No Changes.......................................................................12
        2.8    Tax and Other Returns and Reports................................................13
        2.9    Restrictions on Business Activities..............................................15
        2.10   Title to Properties; Absence of Liens and Encumbrances...........................15
        2.11   Intellectual Property............................................................16
        2.12   Agreements, Contracts and Commitments............................................19
        2.13   Interested Party Transactions....................................................20
        2.14   Compliance with Laws.............................................................21
        2.15   Litigation.......................................................................21
        2.16   Insurance........................................................................21
        2.17   Minute Books.....................................................................21
        2.18   Environmental Matters............................................................21
        2.19   Brokers' and Finders' Fees; Third Party Expenses.................................23
        2.20   Employee Matters and Benefit Plans...............................................23
        2.21   Employees........................................................................26
        2.22   Governmental Authorizations and Licenses.........................................26
        2.23   Pooling of Interests.............................................................27
        2.24   Representations Complete.........................................................27


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

                                TABLE OF CONTENTS
                                   (continued)

                                                                                              PAGE
        2.25   Statements; Proxy Statement/Prospectus...........................................27
        2.26   Board Approval...................................................................27
        2.27   Complete Copies of Materials.....................................................27

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.............................28
        3.1    Organization, Standing and Power.................................................28
        3.2    Authority........................................................................28
        3.3    Capital Structure................................................................29
        3.4    SEC Documents; Parent Financial Statement........................................30
        3.5    No Material Adverse Change.......................................................30
        3.6    Litigation.......................................................................31
        3.7    Employee Matters and Benefit Plans...............................................31
        3.8    Employees........................................................................35
        3.9    Tax and Other Returns and Reports................................................35
        3.10   Restrictions on Business Activities..............................................35
        3.11   Intellectual Property............................................................36
        3.12   Nova Scotia Continuance..........................................................37
        3.13   Fairness Opinion.................................................................37
        3.14   Pooling of Interests.............................................................37
        3.15   Brokers' and Finders' Fees; Third Party Expenses.................................37
        3.16   Disclosure.......................................................................37
        3.17   Statements; Proxy Statement/Prospectus...........................................37
        3.18   Board Approval...................................................................38
        3.19   Complete Copies of Materials.....................................................38
        3.20   Environmental Matters............................................................38

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME..................................................39
        4.1    Conduct of Business of the Company...............................................39
        4.2    Conduct of Business of Parent....................................................42
        4.3    No Solicitation..................................................................43

ARTICLE V ADDITIONAL AGREEMENTS.................................................................46

        5.1    Proxy  Statement/Prospectus;  Registration Statement;  Other Filings; Board
               Recommendations..................................................................46
        5.2    Meetings of Stockholders.........................................................47
        5.3    Additional Assurances............................................................48
        5.4    Access to Information............................................................48
        5.5    Public Disclosure................................................................48

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

                                TABLE OF CONTENTS
                                   (continued)

                                                                                              PAGE
        5.6    Consents.........................................................................48
        5.7    FIRPTA Compliance................................................................48
        5.8    Commercially Reasonable Efforts..................................................48
        5.9    Notification of Certain Matters..................................................49
        5.10   Certain Benefit Plans............................................................49
        5.11   Pooling Accounting...............................................................49
        5.12   Affiliate Agreements.............................................................49
        5.13   Voting Agreements................................................................50
        5.14   Additional Documents and Further Assurances......................................50
        5.15   Registration Statement on Form S-8...............................................50
        5.16   Nasdaq National Market Listing...................................................50
        5.17   Company's Auditors...............................................................50
        5.18   Non-Competition Agreements.......................................................50
        5.19   Tax Matters......................................................................50
        5.20   SEC Reports......................................................................51

ARTICLE VI CONDITIONS TO THE MERGER.............................................................51
        6.1    Conditions to Obligations of Each Party to Effect the Merger.....................51
        6.2    Additional Conditions to Obligations of the Company..............................52
        6.3    Additional Conditions to the Obligations of Parent and Merger Sub................53

ARTICLE VII ESCROW..............................................................................55
        7.1    Escrow Period....................................................................55
        7.2    Escrow Arrangements..............................................................55

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER..................................................63
        8.1    Termination......................................................................63
        8.2    Effect of Termination............................................................65
        8.3    Fees and Expenses................................................................65
        8.4    Amendment........................................................................67
        8.5    Extension; Waiver................................................................67

ARTICLE IX GENERAL PROVISIONS...................................................................67
        9.1    Survival of Representations, Warranties and Agreements...........................67
        9.2    Notices..........................................................................67
        9.3    Interpretation...................................................................69
        9.4    Counterparts.....................................................................69
        9.5    Entire Agreement; Assignment.....................................................69
        9.6    Severability.....................................................................69
        9.7    Other Remedies...................................................................69

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

                                TABLE OF CONTENTS
                                   (continued)

                                                                                              PAGE

        9.8    Governing Law....................................................................69
        9.9    Arbitration......................................................................69
        9.10   Specific Performance.............................................................70

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



                                INDEX OF EXHIBITS

Exhibit           Description
Exhibit A-1       Form of Company Stockholder Voting Agreement

Exhibit A-2       Form of Parent Stockholder Voting Agreement

Exhibit B         Form of Non-Competition Agreement

Exhibit C         Form of Company Affiliate Agreement

Exhibit D         Form of Parent Affiliate Agreement

Exhibit E-1       Form of Legal Opinion of Nova Scotia Counsel to Parent

Exhibit E-2       Form of Legal Opinion of U.S. Counsel to Parent

Exhibit E-3       Form of Legal Opinion of Ontario Counsel to Parent

Exhibit F         Form of Legal Opinion of Counsel to the Company

                               INDEX OF SCHEDULES

Schedule       Description
--------       -----------
2.1(a)         Organization of the Company
2.1(c)         Company's Directors and Officers
2.2(a)         Stockholder List
2.2(b)         List of Holders of Options and Warrants
2.3            Subsidiaries of the Company
2.4            Authority
2.5            Company Financial Statements
2.7            No Changes
2.8            Tax and Other Returns and Reports
2.9            Restrictions on Business Activities
2.10(a)        Leased Real Property
2.10(b)        Liens on Property
2.10(c)        List of the Company's Material Equipment
2.11(b)        Company Registered Intellectual Property
2.11(e)        Transferred Intellectual Property

2.11(g)        Contracts, Licenses and Agreements Regarding Intellectual
               Property
2.11(i)        Violations Regarding Intellectual Property
2.12(a)        Agreements, Contracts and Commitments
2.12(b)        Violations Regarding Contracts
2.13           Interested Party Transactions
2.15           Litigation
2.16           Insurance
2.20(b)        Employee Benefit Plans and Employee List
2.20(c)        Documents
2.20(d)        Employee Plan Compliance
2.20(i)        Effect of Transaction
3.6            Litigation
3.7(b)         Parent Employee Plans
3.15           Brokers' and Finders' Fees; Third Party Expenses
5.12           Affiliate Agreements
5.13           Voting Agreements
5.18(a)        Non-Competition Agreements
6.2(c)         Third Party Consents
6.3(c)         Third Party Consents

                      AGREEMENT AND PLAN OF REORGANIZATION

        This AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is made and entered into as of January 22, 1999 by and among Genesis Microchip Incorporated, a Nova Scotia company ("Parent"), Rainbow Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and Paradise Electronics, Inc., a Delaware corporation (the "COMPANY").

                                    RECITALS

        A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective stockholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "MERGER") and, in furtherance thereof, have approved the Merger.

        B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company (including all shares of Common Stock of the Company issued upon conversion of all Preferred Stock of the Company immediately prior to the closing of the Merger) ("COMPANY CAPITAL STOCK") shall be converted into the right to receive shares of voting Common Stock of Parent ("PARENT COMMON STOCK"), and all outstanding options to purchase shares of Common Stock of the Company shall be assumed by Parent.

        C. A portion of the shares of Parent Common Stock otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent and Merger Sub, and the release of such amount shall be contingent upon certain events and conditions, all as set forth in Article VII hereof.

        D. The Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

        E. Concurrent with the execution and delivery of this Agreement, as a material inducement to Parent, Merger Sub and the Company to enter into this Agreement, certain stockholders of the Company are entering into a Voting Agreement in the form attached hereto as Exhibit A-1 ("COMPANY STOCKHOLDER VOTING AGREEMENT"), and certain stockholders of Parent are entering into a Voting Agreement in the form attached hereto as Exhibit A-2 (the "PARENT STOCKHOLDER VOTING AGREEMENT") and certain employees of the Company are entering into Non-Competition Agreements, each in the form attached as Exhibit B hereto (the "NON-COMPETITION AGREEMENTS").

        F. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"), and (ii) qualify for accounting treatment as a pooling of interests for the purposes of U.S. GAAP.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

        1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("DELAWARE LAW"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

        1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "CLOSING") will take place as promptly as practicable, but no later than two (2) business days following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (or like instrument) with the Secretary of State of the State of Delaware (the "MERGER CERTIFICATE"), in accordance with the relevant provisions of applicable law, the time of confirmation and acceptance by the Secretary of State of Delaware of such filing being referred to herein as the "EFFECTIVE TIME."

        1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.4    Certificate of Incorporation; Bylaws.

               (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall read as follows: "The Name of the Corporation is Paradise Electronics, Inc."

               (b) Unless otherwise determined by Parent prior to the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

        1.5 Directors and Officers. The director(s) of Merger Sub immediately prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

        1.6 Maximum Shares to Be Issued; Effect on Capital Stock. The maximum number of shares of Parent Common Stock to be issued (including Parent Common Stock issued to Merger Sub and held by the Surviving Corporation for distribution upon exercise of any of the Company's options to be assumed by Parent) in exchange for the acquisition by Parent of all outstanding Company Capital Stock shall be equal to the Aggregate Parent Share Number (as defined in Section 1.6(g)(iii)). No adjustment shall be made in the number of shares of Parent Common Stock issued in the Merger as a result of any cash proceeds received by the Company from the date hereof to the Effective Time pursuant to the exercise of options, warrants or other rights to acquire Company Capital Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of the Company Capital Stock, the following shall occur:

               (a) Conversion of Company Common Stock. Each share of Common Stock of the Company (including all shares of Common Stock of the Company issued upon conversion of all Preferred Stock of the Company ("COMPANY PREFERRED STOCK") as required under the Company's Certificate of Incorporation, and upon exercise of all outstanding warrants (the "WARRANTS" immediately prior to the Closing) (collectively, the "COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Stock to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the Exchange Ratio (as defined in Section 1.6(g)(v) below) upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.8. To the extent that shares of Company Common Stock and Company Preferred Stock were subject to vesting immediately prior to the Effective Time, such vesting provisions shall be applicable to the shares of Parent Common Stock received pursuant to this
Section 1.6(a). The right to receive shares of Parent Common Stock as of the Effective Time in the Merger will be by way of distribution of such shares from Merger Sub following the contribution by Parent to Merger Sub of shares of Parent Common Stock equal to the Aggregate Parent Share Number immediately prior to the Effective Time.

               (b) Cancellation of Company-Owned Stock. Each share of Company Capital Stock owned by the Company or any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

               (c) Stock Options. At the Effective Time, all options to purchase Company Common Stock then outstanding under the Company's 1997 Stock Option Plan (the "OPTION PLAN") or otherwise shall be assumed by Parent in accordance with the provisions described below.

                           (i) At the Effective Time, each outstanding option to
purchase shares of Company Common Stock (each a "COMPANY OPTION") under the Option Plan or otherwise, whether vested or unvested, shall be, in connection with the Merger, assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements governing such Company Option immediately prior to the Effective Time, except that (A) such Company Option shall be exercisable when permitted by such option for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest tenth of a cent.

                           (ii) It is the intention of the parties that the
Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code, to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time.

                           (iii) Promptly following the Effective Time, Parent
will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option by Parent.

               (d) Capital Stock of Merger Sub. Each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares of Common Stock of Merger Sub shall, as of the Effective Time, shall evidence ownership of such shares of Common Stock of the Surviving Corporation.

               (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Capital Stock), reorganization, recapitalization or other like change with respect to Company Capital Stock that occurs or has a record date after the date hereof and prior to the Effective Time.

               (f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive, without any interest, from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Parent Common Stock for the twenty (20) consecutive trading days ending on the trading day immediately prior to the Closing Date, as reported on the Nasdaq National Market.

               (g) Definitions.

                           (i) Aggregate Company Common Number. The "AGGREGATE
COMPANY COMMON NUMBER" shall mean the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (including all shares of Company Common Stock to be issued upon conversion of all Company Preferred Stock and following exercise of the Warrants).

                           (ii) Aggregate Company Option Number. The "AGGREGATE
COMPANY OPTION NUMBER" shall mean the aggregate number of shares of Company Common Stock issuable upon the exercise of all outstanding Company Options (vested and unvested), and other rights to acquire shares of Company Common Stock immediately prior to the Effective Time.

                           (iii) Aggregate Parent Share Number. The "AGGREGATE
PARENT SHARE NUMBER" shall be the four and one half million (4,500,000) shares of Parent Common Stock as adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock that occurs or has a record date after the date hereof and prior to the Effective Time.

                           (iv) Escrow Amount. The "ESCROW AMOUNT" shall be a
number of shares of Parent Common Stock obtained by multiplying (x) the Aggregate Company Common Number by (y) the Exchange Ratio by (z) 0.10.

                           (v) Exchange Ratio. The "EXCHANGE RATIO" shall mean
the quotient obtained by dividing (x) the Aggregate Parent Share Number by (y) the sum of (A) the Aggregate Company Common Number, plus (B) the Aggregate Company Option Number.

        1.7    Dissenting Shares.

               (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected appraisal or dissenters' rights for such shares in accordance with Delaware Law or the General Corporation Law of California ("CALIFORNIA LAW"), as the case may be, and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("DISSENTING SHARES") shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law or California Law, as the case may be.

               (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Capital Stock who is otherwise entitled to exercise dissenters' rights under Delaware Law or California Law, as the case may be, shall effectively withdraw or lose (through failure to perfect or otherwise) such dissenters' rights, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock and payment for any fractional share as provided in Section 1.6(f), without interest thereon, upon surrender of the certificate representing such shares.

               (c) The Company shall give Parent (i) prompt notice of any written demands for the exercise of dissenters' rights in respect of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law or California Law, as the case may be (including without limitation instruments concerning appraisal or dissenters' rights), and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for the exercise of dissenters' rights in respect of any shares of Company Capital Stock or offer to settle or settle any such demands.

        1.8    Surrender of Certificates.

               (a) Exchange Agent. Prior to the Effective Time, Parent shall designate Chase Mellon Shareholder Services, L.L.C. to act as exchange agent (the "EXCHANGE AGENT") in the Merger.

               (b) Parent to Provide Common Stock. As soon as practicable after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, (i) the aggregate number of shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Capital Stock, and (ii) cash for fractional shares in the amount described in Section 1.6(f); provided that, on behalf of the holders of Company Capital Stock, Parent shall deposit into an escrow account a number of shares of Parent Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to
Section 1.6. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive under Section 1.6 by virtue of ownership of outstanding shares of Company Capital Stock.

               (c) Exchange Procedures. As soon as practicable after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock and which shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the

Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor, a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock, if any, to be deposited in the Escrow Fund (defined in Section 7.2) on such holder's behalf pursuant to
Article VII hereof), plus cash in lieu of fractional shares in accordance with
Section 1.6(f), to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article VII) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount, which certificate shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent as provided in Article VII. Notwithstanding the provisions of Section 1.6(a), from the Closing and until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends (subject to Section 1.8(d)), to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

               (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock declared or made with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock.

               (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

               (f) No Liability. Notwithstanding anything to the contrary in this Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

        1.9 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued and transferred upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued and transferred in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

        1.10 Lost, Stolen or Destroyed Certificates. In the event any Certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.6.

        1.11 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) qualify for accounting treatment as a pooling of interests. No party to this Agreement shall take any action inconsistent with such treatment. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

        1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as disclosed in a document dated as of the date hereof to the representations, warranties or covenants in this Agreement which reasonably identifies the basis for an exception to a representation, warranty or covenant in this Agreement and which is delivered by the Company to Parent immediately prior to the execution of this Agreement (the "COMPANY DISCLOSURE

SCHEDULES"), the Company represents and warrants to Parent and Merger Sub as set forth below and as set forth in the Company Disclosure Schedules.

        2.1 Organization of the Company.

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have or would reasonably be expected to have a Material Adverse Effect on the Company, as defined in Section 2.1(b) below.

               (b) When used in connection with the Company the term
"MATERIAL ADVERSE Effect" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, financial condition or results of operations of the Company except for those changes, events and effects that are caused by (i) conditions affecting the San Francisco Bay Area, United States or the worldwide economy as a whole; or (ii) conditions affecting either the semiconductor, image manipulation, silicon wafer manufacturing industry, computer hardware or computer peripheral industry, in any such case as a whole; or (iii) any adverse effect primarily attributable to the transactions contemplated by this Agreement or the pendency or announcement of the Merger.

               (c) The Company has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, to Parent.
Schedule 2.1 lists the current directors and officers of the Company.

        2.2    Company Capital Structure.

               (a) The authorized capital stock of the Company consists of 30,000,000 shares of authorized Common Stock, of which 12,014,755 shares are issued and outstanding on the date of this Agreement, 1,950,000 shares of authorized Series A Preferred Stock ("SERIES A PREFERRED"), of which 1,950,000 shares are issued and outstanding on the date of this Agreement, 1,749,000 shares of authorized Series B Preferred Stock ("SERIES B PREFERRED"), of which 1,749,000 shares are issued and outstanding on the date of this Agreement and 4,557,522 shares of authorized Series C Preferred Stock ("SERIES C PREFERRED") of which 4,557,522 are issued and outstanding on the date of this Agreement. The number of shares of Company Common Stock into which each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock is convertible is set forth in Schedule 2.2(a). On the date of this Agreement, the Company Capital Stock is held of record by the persons, with the addresses of record and in the amounts as set forth on Schedule 2.2(a). All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. All outstanding shares of Company Capital Stock have been issued in compliance with applicable federal and state securities laws.

               (b) The Company has reserved 6,200,000 shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which on the date of this Agreement 3,000,000 shares are subject to outstanding, unexercised options, 1,114,000 shares remain available for future grant and 2,086,000 shares have been issued pursuant to the exercise of options issued under the Option Plan. The Company has reserved 221,239 shares of Common Stock for issuance upon exercise of the Warrants. The Company has reserved sufficient shares of Common Stock for issuance upon conversion of the Series A Preferred, Series B Preferred and Series C Preferred. Schedule 2.2(b) sets forth for each outstanding Company Option or Warrant the name of the holder of such option or Warrant, the address of such holder on the records of the Company, the number of shares of Common Stock subject to such option or Warrant, the exercise price of such option or Warrant and the vesting schedule for such option or Warrant, and whether the exercisability of such option or Warrant will be accelerated and become exercisable by reason of the transactions contemplated by this Agreement. Except for the Company Options and Warrants described in Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. Except as contemplated hereby, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company. The holders of Company Capital Stock and Company Options and Warrants have been or will be properly given, or shall have properly waived, any required notice prior to the Merger. As a result of the Merger, Parent will be the record and sole beneficial owner of all capital stock of the Company and rights to acquire or receive such capital stock.

        2.3    Subsidiaries.

                (a) The Company does not have, and has never had any subsidiaries or affiliated companies and does not otherwise own or control and has never otherwise owned any shares of capital stock or any interest in, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

        2.4 Authority. Subject only to the requisite approval of the Merger and this Agreement by the Company's stockholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Company's stockholders to duly approve the Merger and this Agreement is that number of shares as would constitute a majority of the outstanding shares of Company Common Stock and a majority of the outstanding shares of Company Preferred Stock. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger and this Agreement by the Company's stockholders. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Subject only to the approval of the Merger and this Agreement by the Company's stockholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the Certificate of Incorporation or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, except for any conflict that would not result in a Material Adverse effect on the Company. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party (so as not to trigger any Conflict) is required by or with respect to the Company in connection with the Company's execution and delivery of this Agreement or its consummation of the transactions contemplated hereby, except
(i) for the filing of the Merger Certificate with the Delaware Secretary of State, and (ii) for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, except for those for which the failure to obtain would not result in a Material Adverse Effect on the Company.

        2.5 Company Financial Statements. Schedule 2.5 sets forth the Company's audited balance sheet as of December 31, 1997 and the related audited statements of operations, stockholders' equity and cash flows for the twelve (12) month period then ended and the footnotes thereto, as well as the Company's unaudited balance sheet as of December 31, 1998 (the "BALANCE SHEET") and the related unaudited statements of operations, stockholders' equity and cash flows for the twelve (12) month period then ended and the footnotes thereto (collectively, the "COMPANY FINANCIALS"). The Company Financials have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other except that the unaudited financials do not have any footnotes. The Company Financials present fairly, in all material respects, the financial condition, operating results and cash flows of the Company as of the dates and during the periods indicated therein, subject, in the case of the unaudited financials, to normal year-end adjustments which adjustments and cash flows will not be material in amount or significance.

        2.6 No Undisclosed Liabilities. The Company does not have any liabilities of the type required to be disclosed in the liabilities column of a balance sheet prepared in accordance with GAAP, which individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, other than (i) liabilities reflected in the Balance Sheet, (ii) liabilities specifically described in this Agreement, or in the Company Disclosure Schedules, (iii) liabilities for future performance under contracts entered into by the Company or by which it or its assets or properties may be bound, and (iv) normal or recurring liabilities incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practices.

        2.7 No Changes. From the date of the Balance Sheet to the date of this Agreement, there has not been, occurred or arisen any:

               (a) transaction by the Company except in the ordinary course of business as conducted on the date of the Balance Sheet consistent with past practices;

               (b) amendments or changes to the Certificate of Incorporation or Bylaws of the Company;

               (c) capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding $200,000;

               (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

               (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

               (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

               (g) revaluation by the Company of any of its assets;

               (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any capital stock of the Company or any split, combination or reclassification in respect of any shares of Company Capital Stock, or any issuance or authorization of any issuance of any other securities in lieu of or in substitution for shares of Company Capital Stock;

               (i) except in the ordinary course of business in connection with annual reviews, increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment by the Company of a bonus or other additional salary or compensation to any such person;

               (j) sale, lease, license or other disposition of any of the assets or properties of the Company, or the creation of any security interest in such assets or properties except in the ordinary course of business consistent with past practices;

               (k) amendment or termination of any material contract, agreement, license or commitment to which the Company is a party or by which it is bound;

               (l) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, or creation of any security interest in any of the Company's assets or properties except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

               (m) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company exceeding $25,000 individually or $100,000 in the aggregate;

               (n) commencement or notice or threat, or reasonable basis therefor, of any lawsuit or proceeding against or investigation of the Company or its affairs;

               (o) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities, except for the grant of options exercisable for shares of Company common stock, and for issuance of shares of Company Common Stock in accordance with options granted under the Option Plan;

               (p) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Company Intellectual Property Rights to the Company;

               (q) written notice of any claim or potential claim of ownership by a third party of Company Intellectual Property Rights (as defined in Section
2.11 below) or of infringement by the Company of any third party's intellectual property rights;

               (r) event or condition of any character that has had or would be reasonably expected to have a Material Adverse Effect; or

               (s) negotiation or agreement by the Company or any officer or employee thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

        2.8    Tax and Other Returns and Reports.

               (a) Definition of Taxes. For the purposes of this Agreement, "TAX" or, collectively, "TAXES," means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

               (b) Tax Returns and Audits. Except as set forth in Schedule 2.8:

                           (i)The Company as of the Effective Time will have
prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to the Company or its operations within the time prescribed by applicable law.

                           (ii) The Company as of the Effective Time: (A) will
have paid or set up adequate reserves (which reserves were established in accordance with GAAP) for repayment of all Taxes it is required to pay or accrue for all periods through the Effective Time and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                           (iii) There is no Tax deficiency proposed or assessed
in writing against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                           (iv) No audit or other examination of any Return of
the Company is currently in progress, nor has the Company been notified in writing of any request for such an audit or other examination.

                           (v)The Company does not have any liabilities for
unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has no knowledge of any basis for the assertion of any such liability attributable to the Company, or its assets or operations.

                           (vi) The Company has provided to Parent's accountants
copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of the Company's incorporation.

                           (vii) There are (and as of immediately following the
Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, security interests or other encumbrances of any sort ("LIENS") on the assets of the Company relating to or attributable to Taxes and the Company has no knowledge of any basis for the assertion of any claims relative or attributable to Taxes, which if adversely determined, would result in any Lien on the assets of the Company.

                           (viii) None of the Company's assets are treated as
"tax-exempt use property" within the meaning of Section 168(h) of the Code.

                           (ix) As of the Effective Time, there will not be any
contract, agreement, plan or arrangement to which the Company is a party, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G, 162 or 404 of the Code.

                           (x)The Company has not filed any consent agreement
under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                           (xi) The Company is not a party to a tax sharing, tax
indemnification or tax allocation agreement nor does the Company owe any amount under any such agreement.

                           (xii) The Company's tax basis in its assets for
purposes of determining its future amortization, depreciation and other federal income tax deductions are accurately reflected on the Company's tax books and records, to the extent they are shown on such books and records.

                           (xiii) The Company is not, and has not been at any
time, a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code.

                           (xiv) No adjustment relating to any Return filed by
the Company has been proposed formally or, to the knowledge of the Company, informally by any tax authority to the Company or any representative thereof

        2.9 Restrictions on Business Activities. Excluding any limitations expressed in the grant to the Company of any Intellectual Property and grants of exclusive territory in overseas distribution agreements, there is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting any business practice of, or the conduct of business by, the Company, any acquisition of property (tangible or intangible) by the Company, or the freedom of the Company to engage in any line of business or to compete with any other person. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

        2.10   Title to Properties; Absence of Liens and Encumbrances.

               (a) The Company does not own real property, nor has it ever owned any real property. Schedule 2.10(a) sets forth a list of all real property currently leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default by the Company (or event which with notice or lapse of time, or both, would constitute a default).

               (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)) and except for Liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

               (c) Schedule 2.10(c) lists all material items of equipment (the "EQUIPMENT") owned or leased by the Company and such Equipment is (i) adequate for the conduct of the business of the Company as currently conducted and (ii) in good operating condition subject to normal wear and tear.

        2.11   Intellectual Property.

               (a) For the purposes of this Agreement, the following terms have the following definitions:

        "INTELLECTUAL PROPERTY" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vii) all databases and data collections and all rights therein throughout the world; and (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded; (ix) any similar, corresponding or equivalent rights to any of the foregoing and (xi) all documentation related to any of the foregoing.

        "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property that (i) is owned by or (ii) is exclusively licensed to the Company.

        "REGISTERED INTELLECTUAL PROPERTY" shall mean all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, or service marks applications to register trademarks or service marks, intent-to-use applications, or other registrations or applications related to trademarks or service marks; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Company Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public or private legal authority.

               (b) Schedule 2.11(b) lists all Registered Intellectual Property owned by, or filed in the name of, the Company (the "COMPANY REGISTERED INTELLECTUAL PROPERTY") and lists any adversarial proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

               (c) Each item of Company Intellectual Property, including all Company Registered Intellectual Property, is free and clear of any Liens. The Company (i) is the exclusive owner and has the right to use exclusively all Trademarks used in connection with the operation or conduct of the business of the Company, including the sale of any products or technology or the provision of any services by the Company and (ii) owns exclusively and has good title to all copyrighted works that are Company products (currently shipping and under development) or other works of authorship that the Company otherwise purports to own, other than non-exclusive licenses granted to customers.

               (d) To the extent that any Intellectual Property has been developed or created by any person other than the Company for which the Company has paid, the Company has a written agreement with such person with respect thereto and the Company thereby has obtained valid ownership of, and is the exclusive owner of, all such Intellectual Property other than "shrink wrap" and other commercial end-user licenses. To the extent that the Company has acquired any Intellectual Property from a third party, to the extent necessary to preserve its rights therein, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment with the relevant authorities.

               (e) Except for non-exclusive licenses in connection with the sale of its products, the Company has not transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any material Intellectual Property that is or was Company Intellectual Property, to any other person.

               (f) The Company owns or has a written license to all material Intellectual Property necessary to the conduct of its business as it currently is conducted, including, without limitation, products, technology or services currently under development and the design, development, manufacture, use, import and sale of the products, and technology of the Company.

               (g) Other than "shrink-wrap" and other commercial end-user licenses, the contracts, licenses and agreements listed in Schedule 2.11(g) include all contracts, licenses and agreements, to which the Company is a party with respect to any Intellectual Property of any person other than the Company. No person other than the Company has ownership rights to improvements made by the Company in Intellectual Property which has been licensed to the Company.

               (h) There are no contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any material obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any material obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property of any person other than the Company, except pursuant to agreements with customers and in distribution agreements entered into in the ordinary course of business consistent with past practice.

               (i) The operation of the business of the Company as it is currently conducted (including, without limitation, products or technology currently under development and the design, development, manufacture, use, import and sale of the products or technology of the Company) does not infringe or misappropriate the Intellectual Property of any person, violate the rights of any person (including rights to privacy or publicity) or constitute unfair competition or trade practices under the laws of any jurisdiction. The Company has not received written notice from any person claiming that such operation or any act, product or technology (including products or technology currently under development) of the Company infringes or misappropriates the Intellectual Property of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction or is owned by any person (nor is the Company aware of any basis therefor).

               (j) Each item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. In each case in which the Company has acquired ownership of any Intellectual Property rights from any person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights of the transferors in such Intellectual Property (including any right existing on the date of the assignment to seek past and future damages with respect to such Intellectual Property).

               (k) There are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute known to the Company regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by the Company thereunder.

               (l) To the knowledge of the Company, no person is infringing or misappropriating any Company Intellectual Property.

               (m) The Company has taken reasonable steps in accordance with normal industry practice to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, the Company has and enforces a policy requiring each technical employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms and all current and former technical employees, consultants and contractors of the Company have executed such an agreement.

               (n) No Company Intellectual Property or product or technology of the Company is subject to any proceeding or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may be reasonably expected to affect the validity, use or enforceability of such Company Intellectual Property.

               (o) No (i) product, technology or publication of the Company or
(ii) material published or distributed by the Company, constitutes obscene material or a defamatory statement.

               (p) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment by operation of law or otherwise of any contracts or agreements to which the Company is a party, will result in the Parent or the Merger Sub granting to any third party any right to or with respect to any Intellectual Property owned by, or licensed to, either of them, or will result in either the Parent or the Merger Sub being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses.

               (q) The Company has taken all reasonable steps to ensure that its products (including existing products and technology and products and technology currently under development) will accurately record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "YEAR 2000 COMPLIANT"). All of the Company's products will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000.

        2.12   Agreements, Contracts and Commitments.

               (a) As of the date of this Agreement, the Company does not have, is not a party to nor is it bound by:

                           (i)any collective bargaining agreements,

                           (ii) any agreements or arrangements that contain any
severance pay,

                           (iii) any employment or consulting agreement,
contract or commitment (excluding "at will" employment relationships) with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides material services to the Company,

                           (iv) any fidelity or surety bond or completion bond,

                           (v)any lease of personal property having a value
individually in excess of $100,000,

                           (vi) any agreement of indemnification or guaranty,

                           (vii) any agreement, contract or commitment relating
to capital expenditures and involving payments in excess of $100,000,

                           (viii) any agreement, contract or commitment relating
to the disposition or acquisition by the Company of material assets or any interest in any business enterprise outside the ordinary course of the Company's business,

                           (ix) any mortgages, indentures, loans or credit
agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof, other than advances to employees for travel and business expenses in the ordinary course of business consistent with past practices,

                           (x)any purchase order or contract for the purchase of
raw materials involving $100,000 or more,

                           (xi) any construction contracts,

                           (xii) any distribution, joint marketing or
development agreement,

                           (xiii) any agreement pursuant to which the Company
has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire source-code, or

                           (xiv) any other agreement, contract or commitment
that involves $100,000 or more or is not cancelable without penalty within sixty
(60) days excluding orders for products received by the Company in the ordinary course of business; or

                           (xv) any agreement, contract or commitment containing
any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person, excluding any limitations expressed in the grant to the Company of any Intellectual Property and grants of exclusive territory in overseas distribution agreements

               (b) The Company is not in material breach, violation or default under, or received notice that it is in breach, violation or default (except for notices relating to breaches, violations or defaults that have been cured or corrected in all respects) under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.12(a) or Schedule 2.11(b), (each such agreement, contract or commitment a "CONTRACT"). Each Contract is in full force and effect and, except as otherwise disclosed in
Schedule 2.12(b), is not subject to any default thereunder by any party obligated to the Company pursuant thereto.

        2.13 Interested Party Transactions. Except as set forth on Schedule 2.13, no officer, director or stockholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had directly or indirectly, (i) an interest in any entity which furnishes or sells services or products that the Company furnishes or sells or proposes to furnish or sell, (ii) an interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.12(a) or Schedule 2.11(b); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.13.

        2.14 Compliance with Laws. The Company is in compliance in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

        2.15 Litigation. There is no action, suit or proceeding of any nature pending or to the Company's knowledge threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such, nor, to the Company's knowledge, is there any reasonable basis therefor. Except as set forth in Schedule 2.15, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors in their respective capacities as such by or before any Governmental Entity, nor is there any reasonable basis therefor. No Governmental Entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products or conduct its operations as presently or previously conducted.

        2.16 Insurance. The Company maintains valid and enforceable insurance policies and fidelity bonds regarding its assets, business, equipment, properties, operations, employees, of the Company, and such insurance policies and fidelity bonds, which are identified in Schedule 2.16, contain provisions which are reasonable and customary in the Company's industry, and there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

        2.17 Minute Books. The minute books of the Company made available to counsel for Parent (a) are the only minute books of the Company, and (b) accurately reflect all meetings of directors (or committees thereof) and stockholders or actions by written consent of the board of directors or stockholders of the Company.

        2.18   Environmental Matters.

               (a) Hazardous Materials. The Company has not operated any underground storage tanks, and has no knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that the Company has at any time owned, operated, occupied or leased ("BUSINESS FACILITIES"). No Hazardous Materials (defined below) are present as a result of the actions or omissions which constitute a violation of law of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any

Business Facilities, including the land and the improvements, ground water and surface water thereof which Hazardous Materials would give rise to a Material Adverse Effect.

               (b) Hazardous Material Activities. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time which Hazardous Materials would give rise to a Material Adverse Effect, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "HAZARDOUS MATERIAL ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

               (c) Permits. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of the Company's Hazardous Material Activities as such Hazardous Material Activities are currently being conducted. All such Environmental Permits are valid and in full force and effect. The Company has complied in all material respects with all covenants and conditions of any Environmental Permit which is or has been in force with respect to its Hazardous Materials Activities.

               (d) Offsite Hazardous Material Disposal. To the knowledge of the Company, no action, proceeding, liability or claim exists or is threatened against any disposal site or against the Company with respect to any transfer or release of Hazardous Materials relating to the business of the Company which could reasonably be expected to subject the Company to material liability.

               (e) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company.

               (f) Reports and Records. The Company has delivered to Parent or made available for inspection by Parent and its agents, representatives and employees all records in the Company's possession concerning the Hazardous Materials Activities of the Company relating to its business and all environmental audits and environmental assessments of any Business Facilities.

               (g) Definition of "Hazardous Materials." As used herein, "HAZARDOUS MATERIALS" shall mean any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment, including, without limitation, PCBs, asbestos, petroleum products or any fraction thereof, urea-formaldehyde and all substances listed as a "hazardous substance," "hazardous waste," "hazardous material" or "toxic substance" or words of similar import, under any law, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Federal Water Pollution Control Act, as amended; the Clean Air Act, as amended, and the regulations promulgated pursuant to such laws.

        2.19 Brokers' and Finders' Fees; Third Party Expenses. The Company has not incurred, nor will it incur any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        2.20   Employee Matters and Benefit Plans.

               (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.20(a)(i) below (which definition shall apply only to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                           (i)"AFFILIATE" shall mean any other person or entity
under common control with the Company within the meaning of Section 414(b), (c),
(m) or (o) of the Code and the regulations thereunder;

                           (ii) "COBRA" shall mean the Consolidated Omnibus
Budget Reconciliation Act of 1985, as amended;

                           (iii) "COMPANY EMPLOYEE PLAN" shall refer to any
plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of two (2) or more "Company Employees" (as defined below), or pursuant to which the Company or any Affiliate has or may have any material liability, contingent or otherwise, in respect of two (2) or more Company Employees (as defined below) contingent or otherwise;

                           (iv) "ERISA" shall mean the Employee Retirement
Income Security Act of 1974, as amended;

                           (v)"FMLA" shall mean the Family Medical Leave Act of
1993, as amended;

                           (vi) "COMPANY EMPLOYEE" shall mean any current,
former, or retired employee, consultant, or director of the Company or any Affiliate;

                           (vii) "EMPLOYEE AGREEMENT" shall refer to each
management, employment, stock purchase, severance, separation, consulting, relocation, loan, repatriation, expatriation, visas, work permit or similar agreement, contract or arrangement between the Company or any Affiliate and any Company Employee;

                           (viii) "IRS" shall mean the Internal Revenue Service;

                           (ix) "MULTIEMPLOYER PLAN" shall mean any "Pension
Plan" (as defined below) which is a "multiemployer plan" as defined in Section 3(37) of ERISA; and

                           (x)"PENSION PLAN" shall mean each Company Employee
Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA.

               (b) Schedule. Schedule 2.20(b) lists each Company Employee Plan and each Employee Agreement. The Company does not have any plan or commitment, whether legally binding or not, to establish or enter into any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement).

               (c) Documents. The Company has provided to Parent copies of (i) Company Employee Plans and each Employee Agreement including all amendments thereto; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the most recent annual report (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (v) all IRS determination, opinion, notification and advisory letters and rulings relating to Company Employee Plans and all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company Employee Plan; (vi) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (vii) all discrimination tests for each Company Employee Plan for the most recently completed plan year.

               (d) Employee Plan Compliance. (i) The Company has performed in all material respects all obligations required to be performed by it under each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA, has occurred with respect to any Company Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) to the knowledge of the Company or any Affiliates, there are no inquiries or proceedings pending or threatened by the IRS or DOL with respect to any Company Employee Plan; (vi) neither the Company nor any Affiliate is, to its knowledge, subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code; and (vii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has received or applied for a favorable determination letter with respect to each such Company Employee Plan from the IRS, has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination, or is a form of standardized prototype plan or which such a determination letter may not be sought.

               (e) Pension Plans. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

               (f) Multiemployer Plans. At no time has the Company or any Affiliate contributed to or been requested to contribute to any Multiemployer Plan.

               (g) No Post-Employment Obligations. No Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

               (h) COBRA. Neither the Company nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees.

               (i) Effect of Transaction.

                           (i)The execution of this Agreement and the
consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, or related trust that will or may result in any payment (whether of severance pay or otherwise), vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                           (ii) No payment or benefit which will or may be made
by the Company or its Affiliates or by Parent or any of its Affiliates with respect to any Employee as a result of the transactions contemplated by this Agreement will be characterized as a "parachute payment"" within the meaning of
Section 280G(b)(2) of the Code.

               (j) Employment Matters. The Company (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees or other persons who by virtue of their activities performed on behalf of the Company may be deemed employees within the meaning of applicable law; (iii) is not liable for any arrears of wages or any taxes or penalties in respect thereof; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

               (k) Labor. No work stoppage or labor strike against the Company is pending or, to the knowledge of the Company, threatened. The Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in a material liability to the Company. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a material liability to the Company. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

               (l) No Interference or Conflict. To the knowledge of the Company, no stockholder, officer, employee or consultant of the Company is obligated under any contract or agreement or subject to any judgment, decree or order of any court or administrative agency, that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted or proposed to be conducted, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound (excluding, however, from this representation any agreements between any such officer, director, employee or consultant and Parent and/or any of its affiliates).

        2.21 Employees. To the Company's knowledge, no employee of the Company
(i) is in material violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others and (ii) has given notice to the Company, nor is the Company otherwise aware, that any employee intends to terminate his or her employment with the Company.

        2.22 Governmental Authorizations and Licenses. The Company possesses all material consents, licenses, permits, grants or other authorizations issued to the Company by a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest therein (collectively called "COMPANY AUTHORIZATIONS"), which Company Authorizations are in full force and effect.

        2.23 Pooling of Interests. To the Company's knowledge, based on consultation with its independent accountants, neither the Company nor any of its directors, officers or stockholders has taken any action which would interfere with Parent's ability to account for the Merger as a pooling of interests.

        2.24 Representations Complete. None of the representations or warranties made by the Company (as modified by the Company Disclosure Schedules), nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

        2.25 Statements; Proxy Statement/Prospectus. The information supplied by the Company for inclusion in the Registration Statement shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to the Company's stockholders and Parent's stockholders and at the time of the Company Stockholders' Meeting or Parent Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting or Parent Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time, any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Parent. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent which is contained in any of the foregoing documents.

        2.26 Board Approval. The Board of Directors of the Company has, as of the date of this Agreement, determined in its reasonable business judgment, that the Merger is fair from a financial point of view to, and in the best interests of the Company.

        2.27 Complete Copies of Materials. The Company has delivered or made available true and complete copies of each document (or summaries of same) that has been requested by Parent or its counsel.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Except as disclosed in a document dated as of the date hereof to the representations, warranties or covenants in this Agreement which reasonably identifies the basis for an exception to a representation, warranty or covenant in this Agreement and which is delivered by the Parent to the Company immediately prior to the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULES"), the Parent and Merger Sub represent and warrant to the Company as set forth below and as set forth in the Parent Disclosure Schedules.

        For purposes of the representations and warranties given in Section 3.5 and following, any reference to Parent shall be deemed to include Parent's wholly-owned subsidiary, Genesis Microchip Corporation, a California corporation, as applicable.

        3.1    Organization, Standing and Power.

               (a) Parent is a company duly organized, validly existing and in good standing under the laws of the Province of Nova Scotia. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect or defined in Section 3.1(b) below.

               (b) When used in connection with Parent the term "MATERIAL ADVERSE EFFECT" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets, financial condition or results of operations of Parent and its subsidiaries taken as a whole except for those changes, events and effects that are caused by (i) conditions affecting the San Francisco Bay Area, United States or the worldwide economy as a whole; or (ii) conditions affecting either the semiconductor, image manipulation or silicon wafer manufacturing industry, computer hardware or computer peripheral industry, in any such case as a whole; or (iii) any adverse effect primarily attributable to the transactions contemplated by this Agreement or the pendency or announcement of the Merger. A change in the market price of Parent Common Stock shall not, in and of itself, be deemed a Material Adverse Effect with respect to Parent.

        3.2 Authority. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement by Parent and Merger Sub does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, constitute a Conflict with (i) any provision of the Articles of Incorporation or Bylaws of Parent or Merger Sub or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or their properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any Conflict) is required by or with respect to Parent or Merger Sub in connection with Parent's or Merger Sub's execution and delivery of this Agreement or its consummation of the transactions contemplated hereby, except
(i) the filing of the Merger Certificate with the Delaware Secretary of State, or (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (iii) where the failure to obtain or make any such consent, waiver, authorization, filing, approval or registration would not have a Material Adverse Effect on Parent.

        3.3    Capital Structure.

               (a) The authorized stock of Parent consists of one billion (1,000,000,000) shares of Common Stock, no par value, of which 14,353,768 shares are issued and outstanding on January 19, 1999

               (b) and one billion (1,000,000,000) shares of Preferred Stock, no par value, none of which are issued and outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, all of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

               (c) The shares of Parent Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid and non-assessable.

               (d) The Parent has reserved shares of Common Stock for issuance to employees, directors and consultants pursuant to the Parent's Employee and Non-Employee Option Plans and Employee Stock Purchase Plan, of which on the date of this Agreement 1,563,925 shares are subject to outstanding, unexercised options, 587,027 shares remain available for future grant. Except for the options described in the immediately preceding sentence, there are no options, warrants, calls, rights, commitments or agreement of any character, written or oral, to which the Parent is a party or by which it is bound obligating the Parent to issue, deliver, sell, repurchase or redeem, or caused to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Parent or obligating the Parent to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Parent. Except as contemplated hereby, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Parent.

        3.4    SEC Documents; Parent Financial Statement

               (a) Parent has furnished or made available to the Company true and complete copies of all reports, registration statements and definitive proxy statements filed by it with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 as amended (the "SECURITIES ACT") and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") for all periods since and including February 23, 1998, all in the form so filed (all of the foregoing being collectively referred to as the "SEC DOCUMENTS"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "PARENT FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with Canadian GAAP with a reconciliation to United States GAAP, consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by applicable rules and regulations of the SEC) and present fairly the consolidated financial position of Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments which are not expected to be material in amount). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements.

               (b) Parent does not have any liabilities of the type required to be disclosed in the liabilities column of a balance sheet prepared in accordance with GAAP, which individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, other than (i) liabilities reflected in the Parent Balance Sheet (defined below), (ii) liabilities specifically described in this Agreement, or in the Parent Disclosure Schedules, (iii) liabilities for future performance under contracts entered into by Parent or by which it or its assets or properties may be bound, and (iv) normal or recurring liabilities incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices.

        3.5 No Material Adverse Change. Since the date of the balance sheet included in Parent's most recently filed report on Form 6-K (the "PARENT BALANCE SHEET") to the date of this Agreement, Parent has conducted its business in the ordinary course of business consistent with past practices and there has not occurred:

               (a) any material adverse change in the financial condition, liabilities, assets or business of Parent;

               (b) any amendment or change in the Memorandum and Articles of Association of Parent other than those changes effective upon the continuance of Parent, from an Ontario corporation to a Nova Scotia company;

               (c) any damage to, destruction or loss of any assets of Parent (whether or not covered by insurance) that materially and adversely affects the financial condition or business of Parent;

               (d) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Parent;

               (e) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of Parent, or any direct or indirect redemption, purchase or other acquisition by Parent of any capital stock of Parent or any split, combination or reclassification in respect of any shares of Parent Capital Stock, or any issuance or authorization of any issuance of any other securities in lieu of or in substitution for shares of Parent Capital Stock;

               (f) sale, lease, license or other disposition of any of the assets or properties of Parent, or the creation of any security interest in such assets or properties except in the ordinary course of business consistent with past practices;

               (g) loan by Parent to any person or entity, incurring by Parent of any indebtedness, guaranteeing by Parent of any indebtedness, issuance or sale of any debt securities of Parent or guaranteeing of any debt securities of others, or creation of any security interest in any of Parent's assets or properties except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

               (h) commencement or notice or threat, or reasonable basis therefor, of any lawsuit or proceeding against or investigation of Parent or its affairs; or

               (i) written notice of any claim or potential claim of ownership by a third party of Parent Intellectual Property Rights or of infringement by Parent of any third party's intellectual property rights;

        3.6 Litigation. Except as set forth in Schedule 3.6, there is no action, suit or proceeding of any nature pending or to Parent's knowledge threatened against Parent, its properties or any of its officers or directors, in their respective capacities as such, nor is there any reasonable basis therefor. Except as set forth in Schedule 3.6, there is no investigation pending or threatened against Parent, its properties or any of its officers or directors by or before any Governmental Entity, nor is there any reasonable basis therefor.
Schedule 3.6 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged or questioned the legal right of Parent to manufacture, offer or sell any of its products or conduct its operations as presently or previously conducted.

        3.7    Employee Matters and Benefit Plans.

               (a) Definitions. With the exception of the definition of "Parent Affiliate" set forth in Section 3.7(a)(i) (which definition shall apply only to this Section 3.7), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                           (i)"PARENT AFFILIATE" shall mean any other person or
entity under common control with Parent within the meaning of Section 414(b),
(c), (m) or (o) of the Code and the regulations thereunder;

                           (ii) "PARENT EMPLOYEE PLAN" shall refer to any plan,
program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is maintained, contributed to, or required to be contributed to, by Parent or any Parent Affiliate for the benefit of any two (2) "Employees" (as defined below), or pursuant to which Parent or any Parent Affiliate has or may have any material liability contingent or otherwise;

                           (iii) "PARENT EMPLOYEE" shall mean any current,
former, or retired employee, consultant, or director of Parent or any Parent Affiliate;

                           (iv) "PARENT EMPLOYEE AGREEMENT" shall refer to each
management, employment, stock purchase, severance, separation, consulting, relocation, loan, repatriation, expatriation, visas, work permit or similar agreement, contract or arrangement between Parent or any Parent Affiliate and any Parent Employee or consultant;

                           (v) "PARENT PENSION PLAN" shall refer to each Parent
Employee Plan which is an "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA.

               (b) Schedule. Schedule 3.7(b) lists each Parent Employee Plan. Parent does not have any plan or commitment, whether legally binding or not, to establish any new Parent Employee Plan, to modify any Parent Employee Plan (except to the extent required by law or to conform any such Parent Employee Plan to the requirements of any applicable law, in each case as previously disclosed to the Company in writing, or as required by this Agreement), or to enter into any Parent Employee Plan, nor does it have any intention or commitment to do any of the foregoing.

               (c) Documents. Parent has provided or made available to the Company (i) copies of each Parent Employee Plan including all amendments thereto; (ii) the most recent annual actuarial valuations, if any, prepared for each Parent Employee Plan; (iii) the most recent annual report (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Parent Employee Plan or related trust; (iv) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Parent Employee Plan; (v) all IRS determination, opinion, notification and advisory letters and rulings relating to Parent Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Parent Employee Plan; and

(vi) all communications material to any Parent Employee or Employees relating to any Parent Employee Plan and any proposed Parent Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Parent.

               (d) Parent Employee Plan Compliance. Parent has performed in all material respects all obligations required to be performed by it under each Parent Employee Plan, and each Parent Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA, has occurred with respect to any Parent Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of Parent, threatened (other than routine claims for benefits) against any Parent Employee Plan or against the assets of any Parent Employee Plan; and (iv) each Parent Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent or any Parent Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of Parent or any Parent Affiliates, threatened by the IRS or DOL with respect to any Parent Employee Plan; (vi) neither Parent nor any Parent Affiliate is, to its knowledge, subject to any penalty or tax with respect to any Parent Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code; and (vii) each Parent Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination letter with respect to each such Parent Employee Plan from the IRS or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination.

               (e) Pension Plans. Neither Parent nor any Parent Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

               (f) Multiemployer Plans. At no time has Parent or any Parent Affiliate contributed to or been requested to contribute to any Multiemployer Plan.

               (g) No Post-Employment Obligations. No Parent Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Parent Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and Parent has never represented, promised or contracted (whether in oral or written form) to any Parent Employee (either individually or to Parent Employees as a group) that such Parent Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

               (h) COBRA. Neither Parent nor any Parent Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of

COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees.

               (i) Effect of Transaction.

                           (i)The execution of this Agreement and the
consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Parent Employee Plan, Parent Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Parent Employee.

                           (ii) No payment or benefit which will or may be made
by Parent or Parent Affiliates or by Parent or any Parent Affiliates with respect to any Parent Employee as a result of the transactions contemplated by this Agreement or otherwise will be characterized as "parachute payments" within the meaning of Section 280G(b)(2) of the Code.

               (j) Employment Matters. Parent (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Parent Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Parent Employees or other persons who by virtue of their activities performed on behalf of Parent may be deemed employees within the meaning of applicable law; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Parent Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

               (k) Labor. No work stoppage or labor strike against Parent is pending or, to the best knowledge of Parent, threatened. Parent is not involved in or, to the knowledge of Parent, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Parent Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in material liability to Parent. Neither Parent nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a material liability to Parent. Parent is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Parent Employees and no collective bargaining agreement is being negotiated by Parent.

               (l) No Interference or Conflict. To the knowledge of Parent, no stockholder, officer, employee or consultant of Parent is obligated under any contract or agreement or subject to any judgment, decree or order of any court or administrative agency, that would interfere with such person's efforts to promote the interests of Parent or that would interfere with Parent's business.

Neither the execution nor delivery of this Agreement, nor the carrying on of Parent's business as presently conducted or proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of Parent's business as presently conducted or proposed to be conducted, will, to Parent's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound (excluding, however, from this representation any agreements between any such officer, director, employee or consultant and Parent and/or any of its Affiliates).

        3.8 Employees. To Parent's knowledge, no employee of Parent or any of its subsidiaries (i) is in material violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Parent because of the nature of the business conducted by Parent or to the use of trade secrets or proprietary information of others and (ii) has given notice to Parent, nor is Parent otherwise aware, that any employee intends to terminate his or her employment with Parent.

        3.9    Tax and Other Returns and Reports.

               (a)    Tax Returns and Audits.

                           (i)Parent as of the Effective Time will have prepared
and timely filed all required returns ("RETURNS") relating to any and all Taxes concerning or attributable to Parent or its operations within the time prescribed by applicable law.

                           (ii) Parent as of the Effective Time: (A) will have
paid or set up adequate reserves (which reserves were established in accordance with GAAP) for repayment of all Taxes it is required to pay or accrue for all periods through the Effective Time and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                           (iii) There is no Tax deficiency proposed or assessed
in writing against Parent, nor has Parent executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                           (iv) No audit or other examination of any Return of
Parent is currently in progress, nor has Parent been notified of any request for such an audit or other examination.

                           (v) Parent does not have any liabilities for unpaid
federal, state, local and foreign Taxes which have not been accrued or reserved against on the Parent Balance Sheet, whether asserted or unasserted, contingent or otherwise, and Parent has no knowledge of any basis for the assertion of any such liability attributable to Parent, or its assets or operations.

        3.10 Restrictions on Business Activities. Excluding any limitations expressed in the grant to Parent of any Intellectual Property and grants of exclusive territory in overseas distribution agreements, there is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which Parent is a party or otherwise binding upon Parent which has or reasonably could be expected to have the effect of prohibiting any business practice of, or the conduct of business by, Parent, any acquisition of property (tangible or intangible) by Parent, or the freedom of Parent to engage in any line of business or to compete with any other person. Without limiting the foregoing, Parent has not entered into any agreement under which Parent is restricted from selling, licensing or otherwise distributing any of its technology or products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

        3.11   Intellectual Property.

               (a) For the purposes of this Agreement, the following terms have the following definitions:

         "PARENT INTELLECTUAL PROPERTY" shall mean any Intellectual Property that (i) is owned by or (ii) is exclusively licensed to Parent.

               (b) The operation of the business of Parent as it is currently conducted (including, without limitation, products or technology currently under development and the design, development, manufacture, use, import and sale of the products or technology of Parent) does not infringe or misappropriate the Intellectual Property of any person, violate the rights of any person (including rights to privacy or publicity) or constitute unfair competition or trade practices under the laws of any jurisdiction. Parent has not received written notice from any person claiming that such operation or any act, product or technology (including products or technology currently under development) of Parent infringes or misappropriates the Intellectual Property of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction or is owned by any person (nor is Parent aware of any basis therefor).

               (c) There are no contracts, licenses or agreements between Parent and any other person with respect to Parent Intellectual Property under which there is any dispute known to Parent regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by Parent thereunder.

               (d) To the knowledge of Parent, no person is infringing or misappropriating any Parent Intellectual Property.

               (e) Parent has taken reasonable steps in accordance with normal industry practice to protect Parent's rights in confidential information and trade secrets of Parent or provided by any other person to Parent. Without limiting the foregoing, Parent has and enforces a policy requiring each technical employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in Parent's standard forms and all current and former technical employees, consultants and contractors of Parent have executed such an agreement.

               (f) No Parent Intellectual Property or product or technology of Parent is subject to any proceeding or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by Parent or may be reasonably expected to affect the validity, use or enforceability of such Parent Intellectual Property.

        3.12 Nova Scotia Continuance. Immediately prior to the date of this Agreement, Parent duly and validly continued as a company into the province of Nova Scotia from the province of Ontario, in compliance with applicable Nova Scotia and Ontario laws and in compliance with applicable United States securities laws.

        3.13 Fairness Opinion. Parent has received an oral opinion from NationsBanc Montgomery Securities LLC, to the effect that as of the date hereof the Exchange Ratio is fair to Parent from a financial point of view and has committed to promptly deliver to the Company a written confirmation of such opinion.

        3.14 Pooling of Interests To Parent's knowledge, based on consultation with its independent accountants, neither Parent nor any of its directors, officers or stockholders has taken any action which would interfere with Parent's ability to account for the Merger as a pooling of interests.

        3.15 Brokers' and Finders' Fees; Third Party Expenses. Parent has not incurred nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement on any transaction contemplated hereby.

        3.16 Disclosure. None of the representations or warranties made by Parent (as modified by the Parent Disclosure Schedules), nor any statement made in any schedule or certificate furnished by Parent pursuant to this Agreement, or furnished by Parent in or in connection with documents mailed or delivered to the stockholders of Parent in connection with soliciting their consent to this Agreement and the Merger or to the stockholders of the Company in connection with their approval of this Agreement and the Merger, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

        3.17 Statements; Proxy Statement/Prospectus. The information supplied by Parent for inclusion in the Registration Statement shall not at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Parent for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to Parent's stockholders and the Company's stockholders, at the time of the Parent Stockholders' Meeting or the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the

Parent Stockholders' Meeting or the Company Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder and Nova Scotia Law. If at any time prior to the Effective Time, any event relating to Parent or any of its affiliates, officers or directors should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parent shall promptly inform the Company. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents.

        3.18 Board Approval. The Board of Directors of Parent has, as of the date of this Agreement, determined (i) in its reasonable business judgment, that the Merger is fair from a financial point of view to, and in the best interests of Parent, and (ii) to recommend that the stockholders of Parent approve the issuance of shares of Parent Common Stock by virtue of the Merger.

        3.19 Complete Copies of Materials. Parent has delivered or made available true and complete copies of each document (or summaries of same) that has been requested by the Company or its counsel.

        3.20   Environmental Matters.

               (a) Hazardous Materials. Parent has not operated any underground storage tanks, and has no knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that Parent has at any time owned, operated, occupied or leased ("BUSINESS FACILITIES"). No Hazardous Materials (defined below) are present as a result of the actions or omissions of Parent which constitute a violation of law, or, to Parent's knowledge, as a result of any actions of any third party or otherwise, in, on or under any Business Facilities, including the land and the improvements, ground water and surface water thereof which Hazardous Materials could give rise to a Material Adverse Effect.

               (b) Hazardous Material Activities. Parent has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time which Hazardous Materials could give rise to a Material Adverse Effect, nor has Parent disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "HAZARDOUS MATERIAL ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

               (c) Permits. Parent currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of Parent's Hazardous Material Activities as such Hazardous Material Activities are currently being conducted. All such Environmental Permits are valid and in full force and effect. Parent has complied in all material respects with all covenants and conditions of any Environmental Permit which is or has been in force with respect to its Hazardous Materials Activities.

               (d) Offsite Hazardous Material Disposal. Parent has transferred or released Hazardous Materials only to those Disposal Sites set forth in
Section 2.18(d) of the Disclosure Schedule; and, to the knowledge of Parent, no action, proceeding, liability or claim exists or is threatened against any disposal site or against Parent with respect to any transfer or release of Hazardous Materials relating to the business of Parent to a Disposal Site which could reasonably be expected to subject the Business to liability.

               (e) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Parent's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Parent.

               (f) Reports and Records. Parent has delivered to the Company or made available for inspection by the Company and its agents, representatives and employees all records in Parent's possession concerning the Hazardous Materials Activities of Parent relating to its business and all environmental audits and environmental assessments of any Business Facilities.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees to use commercially reasonable efforts (except to the extent that Parent shall otherwise consent in writing, which consent will not be unreasonably withheld) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due (except for any of such which are in good faith being contested), and, to the extent consistent with such business, to use commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and key employees, and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence not in the ordinary course of its business. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent, which consent will not be unreasonably withheld:

               (a) Enter into any commitment, activity or transaction not in the ordinary course of business;

               (b) (i) Except for licenses of software to customers in the ordinary course of business and consistent with past practices, sell, license or transfer to any person or entity any rights to any Company Intellectual Property or enter into any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity, (ii) other than Intellectual Property rights acquired under "shrink-wrap" and other commercial end-user licenses (in each case which is not included in the Company's products or technology including products and technology currently available or under development), buy or license any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any person or entity, (iii) enter into any agreement with respect to the development of any Intellectual Property with a third party,
(iv) or change pricing or royalties charged by the Company to its customers or licensees, or the pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company

               (c) Transfer to any person or entity any rights to any Company Intellectual Property except for licenses of software to customers in the ordinary course of business and consistent with past practices;

               (d) Enter into or amend any agreements pursuant to which any other party is granted manufacturing, marketing, distribution or similar rights of any type or scope with respect to any products of the Company except in the ordinary course of business and consistent with past practices;

               (e) Amend or otherwise modify (or agree to do so), except in the ordinary course of business consistent with past practice, or violate the terms of, any of the agreements set forth or described in the Company Disclosure Schedules;

               (f) Commence or settle any litigation or any dispute resolution process, except in connection with this Agreement;

               (g) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) any Company Capital Stock, or split, combine or reclassify any of the Company Capital Stock or issue or authorize the issuance of any other securities, in lieu of or in substitution for shares of Company Capital Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Capital Stock (or options, warrants or other rights exercisable therefor) other than the repurchase at cost of shares of employees upon termination of their employment with the Company;

               (h) Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

               (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

               (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

               (k) Incur any indebtedness for borrowed money (except pursuant to any existing loan agreement) or guarantee any such indebtedness of any other party or issue or sell any debt securities of the Company or purchase or guarantee any debt securities of others or amend the terms of any outstanding loan agreement;

               (l) Grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement except in the ordinary course of business and consistent with past practices;

               (m) Grant any severance or termination pay to any director, officer, employee or consultant, except payments made pursuant to written agreements or policies outstanding on the date hereof (all of which such agreements are disclosed on Schedule 2.20(b));

               (n) Adopt or amend any employee benefit plan, program, policy or arrangement (including without limitation any amendment which accelerates vesting under any such employee benefit plan, program, policy or arrangement), or enter into any employment contract, extend any employment offer, pay or agree to pay any special bonus or special remuneration to any director, employee or consultant (except pursuant to any policy, plan, agreement or arrangement in effect on the date of this Agreement) or except in the ordinary course of Business in connection with annual reviews, or increase the salaries or wage rates of its employees;

               (o) Take any action, including the acceleration of vesting of any options, warrants, restricted stock or other rights to acquire shares of Company capital stock, which would be reasonably likely to interfere with Parent's ability to account for the Merger as a pooling of interests or any other action that could jeopardize the treatment of the Merger as a tax-free reorganization hereunder;

               (p) Pay, discharge or satisfy, in an amount in excess of $25,000, in any one case, or $100,000, in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business and consistent with past practices;

               (q) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any material closing agreement in respect of taxes, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

               (r) Enter into any strategic alliance, joint development or joint marketing arrangement or agreement;

               (s) Waive or commit to waive any rights with a value in excess of $25,000, in any one case, or $100,000, in the aggregate;

               (t) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

               (u) Alter, or enter into any commitment to alter, its equity interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any such interest on the date hereof; or

               (v) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (x) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

        4.2 Conduct of Business of Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, except as expressly contemplated by this Agreement Parent agrees (except to the extent that the Company shall otherwise consent in writing) (i) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due (except for any of such which are being contested in good faith), and, to the extent consistent with such business, to use all commercially reasonable efforts to preserve intact its present business organization, (ii) keep available the services of its present officers and key employees, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, Parent shall promptly notify the Company of any event or occurrence not in the ordinary course of its business. Except as expressly contemplated by this Agreement, Parent shall not, without the prior written consent of the Company.

               (a) Enter into any commitment, activity or transaction not in the ordinary course of business.

               (b) Amend or otherwise modify (or agree to do so), except in the ordinary course of business consistent with past practice, or violate the terms of, any of the agreements set forth or described in Parent Disclosure Schedules;

               (c) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Parent Common Stock.

               (d) Cause or permit any amendments to its Memorandum and Articles of Association;

               (e) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Parent;

               (f) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

               (g) Incur any indebtedness or guarantee any such indebtedness of any other party or issue or sell any debt securities of the Company or guarantee any debt securities of others;

               (h) Grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement except in the ordinary course of business and consistent with past practices;

               (i) Take any action, including the acceleration of vesting of any options, warrants, restricted stock or other rights to acquire shares of Parent Common Stock, which would be reasonably likely to interfere with Parent's ability to account for the Merger as a pooling of interests or any other action that could jeopardize the tax-free reorganization hereunder;

               (j) Revalue any of its assets (including without limitation writing down the value of inventory or writing off notes or accounts receivable) other than in the ordinary course of business and consistent with past practice;

               (k) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

               (l) Grant any exclusive license of, sell or assign, any material Parent Intellectual Property; or

               (m) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through (l) above, or any other action that would prevent Parent from performing or cause Parent not to perform its covenants hereunder.

        4.3    No Solicitation.

               (a)    Restriction on Parent.

                           (i)From and after the date of this Agreement until
the earlier of the Effective Time or termination of this Agreement pursuant to its terms, Parent and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of, any proposals or offers by any person, entity or group, or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning Parent or any of its subsidiaries to, or afford any access to the properties, books or records of Parent or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group, in connection with any Acquisition Proposal with respect to Parent. For the purposes of this Agreement, an "ACQUISITION PROPOSAL" with respect to an entity means any proposal or offer relating to (i) any merger, consolidation, sale of substantially all the assets or similar transactions involving the entity or any subsidiaries of the entity (other than sales of assets or inventory in the ordinary course of business or as permitted under the terms of this Agreement); (ii) sale of 15% or more of the outstanding shares of capital stock of the entity (including without limitation by way of a tender offer or an exchange offer); (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 15% or more of the then outstanding shares of capital stock of the entity (except for acquisitions for passive investment purposes only in circumstances where the person or group qualifies for and files a Schedule 13G with respect thereto and does not subsequently become required to file a Schedule 13D); or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. Parent will immediately disclose to the Company and cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Parent will (i) notify the Company as promptly as practicable if any inquiry or proposal is made or any information or access is requested in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable notify the Company of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions of this Section 4.3(a), from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, Parent and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group; provided, however, that nothing herein shall prohibit Parent's Board of Directors from taking and disclosing to Parent's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

                           (ii) Notwithstanding any other provision of this
Agreement, prior to the Effective Time, Parent may, to the extent the Board of Directors of Parent determines, in good faith, after consultation with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph (iii) below, furnish information to any person, entity or group after such person, entity or group has delivered to Parent, an unsolicited bona fide Acquisition Proposal which the Board of Directors of Parent in its good faith reasonable judgment determines, (i) after consultation with its independent financial advisors, would result in a transaction more favorable than the Merger to the stockholders of Parent from a financial point of view and (ii) after reasonable inquiry by Parent, that the party making such Acquisition Proposal is financially capable of consummating such Acquisition Proposal (a "PARENT SUPERIOR PROPOSAL"). In addition, notwithstanding any other provision of this Agreement in connection with a possible Acquisition Proposal, Parent may refer any third party to this Section 4.3 or make a copy of this
Section 4.3 available to a third party. In the event Parent receives a Parent Superior Proposal, nothing contained in this Agreement (but subject to the terms of this Section 4.3(a)) will prevent the Board of Directors of Parent from recommending such Parent Superior Proposal to its stockholders, if the Board determines, in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties under applicable law; in such case, the Board of Directors of Parent may withdraw, modify or refrain from making its recommendation set forth in Section 5.1(d), and, to the extent it does so, Parent may refrain from soliciting proxies and taking such other action necessary to secure the vote of its stockholders as may be required by Section 5.1(d); provided, however, that Parent shall not recommend to its stockholders a Parent Superior Proposal for a period of not less than 48 hours after the Company's receipt of a copy of such Parent Superior Proposal (or a description of the significant terms and conditions thereof, if such Parent Superior Proposal is not in writing); and provided further, that nothing contained in this Section shall limit Parent's obligation to hold and convene the Parent Stockholders Meeting (regardless of whether the recommendation of the Board of Directors of Parent shall have been withdrawn, modified or not yet made).

                           (iii) Notwithstanding anything to the contrary in
this Section 4.3(a) Parent will not provide any non-public information to a third party unless: (x) Parent provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Non-Disclosure and Confidentiality Agreement entered into by and among Parent and the Company; and
(y) such non-public information has been previously delivered to the Company.

               (b) Restrictions on the Company.

                           (i)From and after the date of this Agreement until
the earlier of the Effective Time or termination of this Agreement pursuant to its terms, the Company will not, and will instruct its directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of, any proposals or offers by any person, entity or group (other than Parent and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning the Company to, or afford any access to the properties, books or records of the Company to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Parent and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to the Company. The Company will immediately disclose to Parent and cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will (i) notify Parent as promptly as practicable if any inquiry or proposal is made or any information or access is requested in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable notify Parent of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions of this
Section 4.3(b), from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, the Company will not, and will instruct its directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Parent).

                           (ii) Notwithstanding any other provision of this
Agreement, prior to the Effective Time, the Company may, to the extent the Board of Directors of the Company determines, in good faith, after consultation with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph (iii), below, furnish information to any person, entity or group after such person, entity or group has delivered to the Company, an unsolicited bona fide Acquisition Proposal which the Board of Directors of the Company in its good faith reasonable judgment determines,

(i) would result in a transaction more favorable to the stockholders of the Company from a financial point of view than the Merger and (ii) after reasonable inquiry by the Company, that the party making such Acquisition Proposal is financially capable of consummating such Acquisition Proposal (a "COMPANY SUPERIOR PROPOSAL"). In addition, notwithstanding any other provision of this Agreement, in connection with a possible Acquisition Proposal, the Company may refer any third party to this Section 4.3 or make a copy of this Section 4.3 available to a third party. In the event the Company receives a Company Superior Proposal, nothing contained in this Agreement (but subject to the terms of this Section 4.3(b)) will prevent the Board of Directors of the Company from recommending such Company Superior Proposal to its stockholders, if the Board determines, in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties under applicable law; in such case, the Board of Directors of the Company may withdraw, modify or refrain from making its recommendation set forth in Section 5.1(c), and, to the extent it does so, the Company may refrain from soliciting proxies and taking such other action necessary to secure the vote of its stockholders as may be required by
Section 5.1(c); provided, however, that the Company shall not recommend to its stockholders a Company Superior Proposal for a period of not less than 48 hours after Parent's receipt of a copy of such Company Superior Proposal (or a description of the significant terms and conditions thereof, if such Company Superior Proposal is not in writing); and provided further, that nothing contained in this Section shall limit the Company's obligation to hold and convene the Company Stockholders Meeting (regardless of whether the recommendation of the Board of Directors of the Company shall have been withdrawn, modified or not yet made).

                           (iii) Notwithstanding anything to the contrary in
this paragraph (b), the Company will not provide any non-public information to a third party unless: (x) the Company provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Non-Disclosure and Confidentiality Agreement entered into by and among Parent and the Company; and (y) such non-public information has been previously delivered to Parent.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

        5.1 Proxy Statement/Prospectus; Registration Statement; Other Filings; Board Recommendations.

               (a) As promptly as practicable after the execution of this Agreement, the Company and Parent will prepare, and file with the SEC, the Proxy Statement and Parent will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent will respond to any comments of the SEC, will use its respective best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and will cause the Proxy Statement to be mailed to its respective stockholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, Parent will prepare and file any other filings required under the

Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky laws relating to the Merger and the transactions contemplated by this Agreement (the "OTHER FILINGS"). Parent will notify the Company promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Registration Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, the Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company and Parent, such amendment or supplement.

               (b) Subject to the provisions of Section 4.3, the Proxy Statement will include the recommendation of the Board of Directors of the Company in favor of adoption and approval of this Agreement and approval of the Merger. In addition, the Proxy Statement will include the recommendation of the Board of Directors of Parent in favor of (x) the amendment of Parent's Memorandum and Articles of Association to allow for the issuance of shares of Parent Common Stock by virtue of the Merger and (y) the issuance of shares of Parent Common Stock by virtue of the Merger.

        5.2 Meetings of Stockholders. Promptly after the date hereof, the Company will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the Company Stockholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within forty-five (45) days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon this Agreement. The Company will consult with Parent and use all commercially reasonable efforts to hold the Company Stockholders' Meeting on the same day as the Parent Stockholders' Meeting. Promptly after the date hereof, Parent will take all action necessary in accordance with Nova Scotia Law and its Memorandum and Articles of Association to convene the Parent Stockholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within forty-five (45) days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon the issuance of shares of Parent Common Stock by virtue of the Merger. Parent will consult with the Company and will use all commercially reasonable efforts to hold the Parent Stockholders' Meeting on the same day as the Company Stockholders' Meeting. For so long as the Board of Directors of the Company is required to make the recommendation set forth in Section 5.1, the Company will use all commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by Delaware Law to approve the Merger. For so long as the Board of Directors of Parent is required to make the recommendations set forth in Section 5.1, Parent will use all commercially reasonable efforts to solicit from its stockholders proxies in favor of the issuance of shares of Parent Common Stock by virtue of the Merger.

        5.3 Additional Assurances. At the request of Parent, the Company shall use commercially reasonable efforts to cause the Company's stockholders to execute and deliver to Parent such instruments and do and perform such acts and things as may be necessary or desirable for complying with all applicable securities laws, California Law, Delaware Law and Nova Scotia Law.

        5.4 Access to Information. Each party shall afford the others and their accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning its business, properties and personnel (subject to restrictions imposed by applicable law) as the other may reasonably request, subject, in the case of Parent, to reasonable limits on access to its technical and other nonpublic information. No information or knowledge obtained in any investigation pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty contained herein or the conditions of the parties to consummate the Merger.

        5.5 Public Disclosure. Parent, Merger Sub and the Company will consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or the Nasdaq National Market. If such law or listing agreement requires disclosure prior to such consultation, the entity issuing the press release or making the public statement will provide the press release or the public statement in writing to the other with as much advance notice as is practicable, and in any event at the same time as the press release or public statement is distributed to the media.

        5.6 Consents. Each party shall use, in respect of any contract to which it is a party, all reasonably commercial efforts to obtain all material consents, waivers and approvals of parties to any Contract as may be required in connection with the Merger, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time (all of such consents, waivers and approvals are set forth in Company Disclosure Schedules) so as to preserve all rights of and benefits to the Company and Parent thereunder.

        5.7 FIRPTA Compliance. On or prior to the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

        5.8 Commercially Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use all commercially reasonable efforts to ensure that the closing conditions set forth in Article VI of the other party are satisfied, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that neither party shall be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates or the Company's subsidiary or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

        5.9 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or Parent, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company and Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

        5.10 Certain Benefit Plans. Subject to compliance with pooling-of-interest accounting treatment of the Merger, as soon as practicable after the Effective Time Parent shall take such reasonable actions as are necessary to allow eligible employees of the Company who become employees of Parent or the Surviving Corporation to participate in the benefit programs of Parent available to employees of Parent having similar positions and levels of responsibility on the terms and conditions provided in such plans.

        5.11 Pooling Accounting. Each of the Company and Parent shall use its best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of the Company and Parent shall use its best efforts to cause its respective employees, directors, stockholders and affiliates not to take any action that would adversely affect the ability of Parent and the Company to account for the business combination to be effected by the Merger as a pooling of interests.

        5.12 Affiliate Agreements. Schedule 5.12 of the Company Disclosure Schedules and the Parent Disclosure Schedules, respectively, sets forth those persons who, in the Company's reasonable judgment, or in Parent's reasonable judgment, as the case may be, are "affiliates" of the Company, or Parent, as the case may be, within the meaning of Rule 145 (each such person an "AFFILIATE") promulgated under the Securities Act ("RULE 145"). Each of the Company and Parent shall provide the other such information and documents as shall be reasonably requested for purposes of reviewing such list. Each of Parent and the Company has delivered or shall cause to be delivered to Parent, as soon as practicable after the execution of this Agreement from each of their respective Affiliates, an executed Affiliate Agreement in the form attached hereto as Exhibit C (for Affiliates of the Company) or Exhibit D (for Affiliates of the Parent). Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

        5.13 Voting Agreements. The Company shall deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement, from each person listed on Schedule 5.13 of the Company Disclosure Schedules, an executed Company Stockholder Voting Agreement in the form attached hereto as Exhibit A-1 and Parent shall deliver to Company, concurrently with the execution of this Agreement, from each person listed on Schedule 5.13 of the Parent Disclosure Schedules, an executed Parent Stockholder Voting Agreement in the form attached hereto as Exhibit A.2.

        5.14 Additional Documents and Further Assurances. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for the purposes of effecting the transactions contemplated by this Agreement.

        5.15 Registration Statement on Form S-8. Parent shall file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options as soon as practicable after the Effective Time.

        5.16 Nasdaq National Market Listing. Parent shall authorize for listing on The Nasdaq National Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

        5.17 Company's Auditors. The Company will use all commercially reasonable efforts to cause its management and its independent auditors to facilitate on a timely basis (i) the preparation of audited financial statements (including pro forma financial statements if required) for the twelve (12) month period ended December 31, 1998 as required by Parent to comply with applicable SEC regulations, (ii) the review of the Company's audit work papers for up to the past three years, including the examination of selected interim financial statements and data, and (iii) the delivery of such representations from the Company's independent auditors as may be reasonably requested by Parent or its accountants in order for Parent's auditors to render the letter called for by
Section 6.3(i) hereof.

        5.18 Non-Competition Agreements. The Company shall deliver or use all commercially reasonable efforts to cause to be delivered to Parent an executed Non-Competition Agreement in substantially the form attached hereto as Exhibit B concurrently with the execution of this Agreement from each of the persons listed on Schedule 5.18.

        5.19 Tax Matters. Neither Parent nor the Company shall take any action which would cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code.

               (a) At or prior to the filing of the Registration Statement, Parent, Merger Sub and the Company shall execute and deliver to Wilson Sonsini Goodrich & Rosati, P.C. and Cooley Godward LLP tax representation letters in form reasonably satisfactory to such counsel.

               (b) Following delivery of the tax representation letters pursuant to Section 5.19(a), each of Parent and the Company shall use its best efforts to cause its respective counsel to deliver a legal opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely upon the tax representation letters delivered pursuant to Section 5.19(a).

               (c) At or prior to the Closing, Parent, Merger Sub and the Company shall execute and deliver to Wilson Sonsini Goodrich & Rosati, P.C. and Cooley Godward LLP tax representation letters in form reasonably satisfactory to such counsel.

              (d) Following delivery of the tax representation letters pursuant to Section 5.19(c), each of Parent and the Company shall use its best efforts to cause its respective counsel to deliver the legal opinion contemplated by
Section 6.1(e).

        5.20 SEC Reports. Between the date of this Agreement and the Closing Date, Parent shall file all reports and other filings required to be filed by it under the 1934 Act and shall deliver to the Company, promptly after they become available, all registration statements, proxy statements, reports and other filings, and all amendments thereto, that Parent files with the SEC.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

        6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

               (a) Company Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote under applicable law and the Company's Certificate of Incorporation and Bylaws.

               (b) Parent Stockholder Approval. The issuance of Parent Common Stock in the Merger shall have been approved by the stockholders of Parent by the requisite vote in accordance with the rules of the Nasdaq National Market.

               (c) Government Approvals. All approvals of governments and governmental agencies necessary to consummate the transactions hereunder shall have been received.

               (d) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

               (e) Tax Opinions. Parent and the Company shall each have received substantially identical written opinions from their counsel, Wilson Sonsini Goodrich & Rosati and Cooley Godward LLP respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, provided, however, that if counsel to either Parent or the Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied if counsel to the other party renders such opinion to such party. In rendering such opinions, counsel may rely upon reasonable representations and certificates of Parent, Merger Sub and the Company.

               (f) Nasdaq Listing. The shares of Parent Common Stock issuable to stockholders of the Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on The Nasdaq National Market upon official notice of issuance.

               (g) Registration Statement Effective; Proxy Statement. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC

               (h) Pooling Letter. Immediately prior to the Closing, Parent shall have received a letter from KPMG LLP regarding such firm's concurrence with Parent management's conclusions as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 ("APB 16"), if consummated in accordance with this Agreement.


        6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

               (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct in all material respects as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on Parent; and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

               (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

               (c) Third Party Consents. The Company shall have been furnished with evidence satisfactory to it that Parent has obtained the consents, approvals and waivers set forth in Schedule 6.2(c). except where the failure to obtain such consents would not result in a Material Adverse Effect on Parent and its subsidiaries taken as a whole.

               (d) Legal Opinion. The Company shall have received a legal opinion from Stewart McKelvey Stirling Scales, Nova Scotia counsel to Parent, from Wilson Sonsini Goodrich & Rosati, Professional Corporation, United States counsel to Parent and from Weir & Foulds, Ontario counsel to Parent, in substantially the forms attached hereto as Exhibit E-1, Exhibit E-2 and Exhibit E-3, respectively, provided, however, that the opinions to be given by Nova Scotia counsel and Ontario counsel to Parent shall be in a form reasonably satisfactory to the Company and its counsel (which form may be different from those set forth in the Exhibits).

               (e) Material Adverse Effect. There shall not have occurred any event, effect or change that has or would reasonably be expected to have a Material Adverse Effect on Parent and its subsidiaries taken as a whole.

               (f) Parent Board of Directors. The Parent Board of Directors shall consist of seven (7) members and shall include as of the Effective Time, Alexander S. Lushtak and Lawrence G. Finch appointed for three (3) year terms ending on the date of the Third Annual General Meeting of Parent following their appointment, duly and validly appointed by Parent in accordance with applicable laws and Parent's Memorandum and Articles of Association.

        6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

               (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date (without regard to any updates to the Company Disclosure Schedules, unless otherwise agreed by Parent), except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct in all material respects as of such date), with the same force and effect as if made on and as of the Closing Date, except, in all such cases, for such breaches or inaccuracies of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the Company, and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the chief executive officer and chief financial officer of the Company.

               (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by a duly authorized officer of the Company.

               (c) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Schedule 6.3(c) (including without limitation any consents, waivers or approvals required under any contract or agreement to which the Company is a party or by which it is bound and which are necessary in connection with the Merger to transfer to the Surviving Corporation all rights of the Company thereunder) except where the failure to obtain such consents would not result in a Material Adverse Effect on the Company.

               (d) Legal Opinion. Parent shall have received a legal opinion from Cooley Godward LLP, legal counsel to the Company, in substantially the form attached hereto as Exhibit F.

               (e) Affiliate Agreements. Each of the parties identified by the Company as being an Affiliate of the Company shall have delivered to Parent an executed Affiliate Agreement which shall be in full force and effect.

               (f) Non-Competition Agreements. Each of the persons listed on
Schedule 5.18 (the "REQUIRED EMPLOYEES") shall have executed and delivered to Parent a Non-Competition Agreement in the form attached hereto as Exhibit B pursuant to Section 5.18 herein. Each of the Required Employees shall be employees of the Company immediately prior to the Effective Time and the Non-Competition Agreements executed by the Required Employees shall have not been terminated or repudiated by the Required Employees, and all of such Non-Competition Agreements shall be in full force and effect.

               (g) Resignation of Directors. The directors of the Company in office immediately prior to the Effective Time shall have resigned as directors of the Company effective immediately prior to the Effective Time.

               (h) Dissenters' Rights. Holders of more than 5% of the outstanding shares of Company Capital Stock shall not have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

               (i) Company Stockholder Approval. The Company shall have obtained at the Company Stockholder Meeting the affirmative approval of at least one share more than ninety percent (90%) of the outstanding voting capital stock of the Company in favor of the Merger.

               (j) Material Adverse Effect. There shall not have occurred any event, effect or change that has or would reasonably be expected to have a Material Adverse Effect on the Company.

                                  ARTICLE VII

                                     ESCROW

        7.1 Escrow Period. Subject to the following requirements, the Escrow Fund (as defined in Section 7.2(a) below) shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the first to occur of (a) the date of the first audit of financial statements reflecting any combined operations of Parent and the Company after the Effective Time, or (b) the date which is one (1) year following the Closing Date from the Effective Time of such date of termination, (the "ESCROW PERIOD"); provided that the Escrow Period shall not terminate with respect to such amount (or some portion thereof) that is necessary to satisfy any unsatisfied claims made pursuant to Section 7.2(d) concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate (as defined in Section 7.2(d) below) delivered to the Escrow Agent prior to termination of such Escrow Period; provided further that the Escrow Fund will terminate in full upon final and complete resolution of all disputed matters.

        7.2    Escrow Arrangements.

               (a) Escrow Fund. At the Effective Time, the Company's stockholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any stockholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any stockholder, will be deposited with an institution acceptable to Parent and the Securityholder Agent (as defined in Section 7.2(g) below)) as Escrow Agent (the "ESCROW AGENT"), such deposit to constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth herein and at Parent's cost and expense. The portion of the Escrow Amount contributed on behalf of each stockholder of the Company shall be in proportion to the aggregate Parent Common Stock which such holder would otherwise be entitled under Section 1.6(a). No portion of the Escrow Amount shall be contributed in respect of any Company Options or Warrants. The Escrow Fund shall be available to compensate Parent and its affiliates for any claims, losses, liabilities, damages, costs and expenses, including, with respect to claims asserted by third parties, reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "LOSS" and collectively "LOSSES") incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) as a result of any breach of a representation or warranty of the Company contained in Article II herein (as modified by the Company Disclosure Schedules, without giving effect to any update thereto), or any breach by the Company of any covenant contained herein; provided, however, that Parent may not receive any shares from the Escrow Fund unless and until (and then only to the extent that) such Losses exceed in the aggregate $500,000. Parent and the Company each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger Consideration. Nothing herein shall limit the liability of the Company for any breach of any representation, warranty or covenant if the Merger does not close.

               (b) Distribution upon Termination of Escrow Period. Upon termination of the Escrow Period, the Escrow Agent shall deliver to the stockholders of the Company that portion of the Escrow Fund that is not required to satisfy any claims made by Parent pursuant to Section 7.2(d) hereof. Deliveries of Escrow Amounts to the stockholders of the Company pursuant to this Section 7.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund; provided, however, that if any of the shares in escrow are subject to a repurchase right in favor of the Company upon termination of services to the Company, then such shares shall not be distributed to the applicable Shareholder but in lieu thereof shall (to the extent not already repurchased in the event of prior termination of services) be delivered to the appropriate Escrow Agent who is authorized to hold such shares for the benefit of the Company in the event of a future termination of services to the Company. Any shares delivered out of the Escrow Fund to the stockholders of the Company or the Securityholder Agent shall be irrevocably released from the Escrow Fund and no further claim under this
Article VII may be made by any person in respect thereof.

               (c)    Protection of Escrow Fund.

                           (i) The Escrow Agent shall hold and safeguard the
Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent or the Company's stockholders and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                           (ii) Any shares of Parent Common Stock or other
equity securities issued or distributed by Parent (including shares issued upon a stock split) ("NEW SHARES") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

                           (iii) Each stockholder shall have voting rights with
respect to the shares of Parent Common Stock contributed to the Escrow Fund by such stockholder (and on any New Shares added to the Escrow Fund in respect of such shares of Parent Common Stock).

               (d)    Claims Upon Escrow Fund.

                           (i) If the Escrow Agent receives at any time on or
before 5:00 p.m. Pacific Standard Time the last day of the Escrow Period a certificate signed by any officer of Parent (an "OFFICER'S CERTIFICATE"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses for which it is entitled to compensation under Section 7.2(a), and (B) specifying in reasonable detail the individual items of such Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of
Section 7.2(c) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to any such Losses incurred or accrued by Parent.

                           (ii) For the purposes of determining the number of
shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to Section 7.2(d)(i) hereof, each share of Parent Common Stock shall be valued at the closing price of Parent's Common Stock on The Nasdaq National Market, as reported in The Wall Street Journal on the Closing Date. Parent and the Securityholder Agent shall certify such fair market value in a certificate signed by both Parent and the Securityholder Agent, and shall deliver such certificate to the Escrow Agent.

                           (iii) The Securityholder Agent shall be entitled to
have his reasonable costs and expenses reimbursed from the Escrow Fund. Additionally, the Escrow Fund shall be used to pay the legal and other expenses of the Securityholder Agent in the event the Securityholder Agent assumes the defense of a claim or legal proceeding in accordance with Section 7.2(l) (a "THIRD PARTY DEFENSE"). The Escrow Agent may sell a number of shares otherwise deliverable to the stockholders of the Company equal in value as to such costs and expenses. The Securityholder Agent shall provide to the Escrow Agent a written request detailing the costs and expenses and the aggregate amount required and, subject to the provisions of this paragraph, the Escrow Agent shall immediately sell the shares and transfer the proceeds to the Securityholder Agent. For reimbursements not relating to a Third Party Defense, the sale of shares shall occur only from those otherwise distributable to the stockholders of the Company.

               (e) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any shares of Parent Common Stock pursuant to Section 7.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 7.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

               (f) Exclusive Remedy. Except for cases of actual common law fraud, the sole recourse and exclusive remedy of Parent, the Surviving Corporation, or any other person entitled to compensation under Section 7.2, against the Company, the Securityholder Agent and its stockholders after the Closing for the breach of any representations, warranties, covenants and agreements contained in this Agreement, any agreement or instrument contemplated hereby, any document relating hereto or thereto or any Exhibit or Schedule to this Agreement, or otherwise arising from the transactions contemplated hereby, shall be to assert a claim under the provisions of this Article VII and to recover Parent Common Stock from the Escrow Fund. The only legal action which may be asserted by Parent, the Surviving Corporation, or any other person entitled to assert a claim under Section 7.2, against the Securityholder Agent or the stockholders of the Company with respect to any matter which is the subject of this Agreement shall be a contract action to enforce this Agreement, and any recovery by any such person shall be limited as provided in this Article
VII. Without limiting the generality of the foregoing, no legal action based upon predecessor or successor liability, contribution, tort or strict liability may be maintained by Parent, the Surviving Corporation against the stockholders of the Company or the Securityholder Agent with respect to any matter that is the subject of this Agreement, any agreement or instrument contemplated hereby, any document relating hereto or thereto or any Exhibit or Schedule to this Agreement, or otherwise arising from the transactions contemplated hereby.

               (g) Limitation of Liability. Neither Parent, the Surviving Corporation or any other person entitled to a remedy under Section 7.2, or employees or affiliates thereof will be compensated pursuant to this Article
VII:

                           (i)with respect to consequential damages, including,
without limitation, consequential damages consisting of business interruption or lost profits, or with respect to punitive damages;

                           (ii) with respect to any obligation, liability or
matter to the extent reserves or accruals for such matter are reflected in the financial statements of Company;

                           (iii) to the extent any obligation or liability or
matter, including with respect to environmental remediation and clean-up, arises under any law or regulation or interpretations of any law or regulation that arise or are promulgated or announced after the Effective Time; or

                           (iv) to the extent that insurance proceeds are
recovered.

               (h) Civil Liability Under RICO. The parties hereby waive all rights to pursue civil remedies to which they may be entitled or may become entitled with respect to this Agreement and the transactions contemplated hereby against the other parties hereto under the Racketeer Influenced and Corrupt Organization Act of 1970, as amended, including specifically any rights to treble damages which may be available to them pursuant to 18 U.S.C. Section 1964(c).

               (i)    Resolution of Conflicts; Arbitration.

                           (i)In case the Securityholder Agent shall so object
in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt for a period of twenty-one (21) days in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

                           (ii) If no such agreement can be reached after good
faith negotiation during such twenty-one (21) day period, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator. Parent and the Securityholder Agent shall agree on such arbitrator; provided that if Parent and the Securityholder Agent cannot agree on such arbitrator within seven (7) days after the expiration of the twenty-one (21) day period, either Parent or the Securityholder Agent can request that the Judicial Arbitration and Mediation Services ("JAMS") select the arbitrator. The arbitrator selected shall determine the dispute in accordance with Article VII of this Agreement. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator.

                           (iii) Judgment upon any award rendered by the
arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the American Arbitration Association. For purposes of this Section 7.2(f), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the stockholders of the Company as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of the arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

               (j)  Securityholder Agent of the Stockholders; Power of Attorney.

                           (i)In the event that the Merger is approved,
effective upon such vote, and without further act of any stockholder, Robert R. Tillman, shall be appointed as agent and attorney-in-fact (the "SECURITYHOLDER AGENT") for each stockholder of the Company (except such stockholders, if any, as shall have exercised their appraisal or dissenters' rights under Delaware Law or California Law, as the case may be), for and on behalf of stockholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the stockholders of the Company from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the stockholders of the Company.

                           (ii) The Securityholder Agent shall not be liable for
any act done or omitted hereunder as Securityholder Agent in good faith, absent gross negligence. The stockholders of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

               (k) Actions of the Securityholder Agent. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the stockholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such stockholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each every such stockholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

               (l) Third-Party Claims.

                           (i)In the event Parent becomes aware of a third party
claim ("THIRD PARTY CLAIM") then Parent shall indicate in writing to Securityholder Agent (the "CLAIM NOTICE") whether it has elected (1) to tender to the Securityholder Agent the defense of such Third Party Claim through counsel of the Securityholder Agent's own choosing, or (2) to assume the defense of any such Third Party Claim through counsel of Parent's own choosing; provided, however, that Parent shall only be entitled to assume the defense of a Third Party Claim if such claim has been made by a customer and/or supplier of Parent or the Company and provided further that Parent shall not be entitled to settle such claim without the prior written consent of the Securityholder Agent, which consent shall not be unreasonably withheld.

                           (ii) Securityholder Agent will have twenty (20) days
following delivery of the Claim Notice to make such investigation of the Third Party Claim as he deems necessary or desirable. On or prior to the expiration of such 20-day period, Securityholder Agent will, by written notice to the Parent (a "RESPONSE NOTICE") if the defense of a Third Party Claim has been tendered to the Securityholder Agent pursuant to Section 7.2(l)(i), or if the Securityholder Agent is otherwise entitled to assume such defense, indicate whether Securityholder Agent will assume or decline the tendered defense.

The failure of the Securityholder Agent to deliver to Parent a timely Response Notice in accordance with this Section 7.2(l)(ii) will be deemed an a decline to assume the tendered defense of a Third Party Claim, if such defense has been tendered.

                           (iii) Defense by Securityholder Agent. If the defense
of a Third Party Claim is tendered by Parent to Securityholder Agent pursuant to
Section 7.2(l)(i) and is subsequently assumed by the Securityholder Agent, Parent will be entitled, at its own expense, to participate in such settlement or defense through counsel chosen by the Parent. If the Securityholder Agent assumes the defense of the Third Party Claim, he will take all steps reasonably necessary in the defense or settlement of the Third Party Claim and all Losses (other than Parent's expenses of participation in such defense or settlement) of Parent caused by or arising out of any settlement thereof or any judgment in connection therewith shall be compensated from the Escrow Fund to the extent thereof. Securityholder Agent may not, in the defense of any Third Party Claim he assumes, except with the written consent of the Parent, consent to the entry of any judgment or enter into any settlement (i) which does not include as an unconditional term thereof the giving to Parent by the third party of a full and final release from all liability in respect of such Third Party Claim, (ii) which will limit, restrict or otherwise affect the right of the Parent to carry on or conduct business (then or in the future), or require any payment to be made by Parent or limit, restrict, make more expensive or less profitable or otherwise adversely affect the manner in which Parent carries on or conducts business (then or in the future) or (iii) under which the amount of settlement or judgment against the Parent exceeds the amount of the Escrow Fund (valued as set forth in this Article VII).

                           (iv) Defense by Securityholder Agent. If
Securityholder Agent does not assume the defense of a Third Party Claim within the 20-day period required by Section 7.2(l)(ii), or if Parent assumes the defense of any such Third Party Claim pursuant to Section 7.2(l)(i), then Parent may defend such Third Party Claim in such manner as it deems appropriate, in which case legal expenses of Parent's counsel and all other expenses incurred in such defense will be promptly paid by the Escrow Agent on behalf of the Company stockholders out of the Escrow Fund (unless liability for the Third Party Claim is disputed pursuant to Section 7.2(e)) as receipts, invoices or other reasonable evidence of such expenses are presented. In such case, subject to
Section 7.2(l)(i) Parent (with the consent of Securityholder Agent, which will not unreasonably be withheld) may settle such Third Party Claim on such terms as it reasonably deems appropriate, and the Escrow Agent will promptly pay Parent for the Losses incurred as a result of such settlement for which Parent is entitled to be compensated (unless liability for the Third Party Claim is disputed pursuant to Section 7.2(e)). If no such settlement of such Third Party Claim is made, the Escrow Agent will promptly pay the Parent for the Losses arising out of any judgment rendered with respect to such Third Party Claim (unless liability for the Third Party Claim is disputed pursuant to Section 7.2(e)); provided, however, that if such judgment is appealable and the Parent notifies the Securityholder Agent of its intention not to appeal, the Securityholder Agent may prosecute such appeal, at its sole cost and expense, subject to the terms set forth in this Article VII. In connection with any settlement entered into by Parent and approved by Securityholder Agent, Parent shall grant to the Securityholder Agent an unconditional release of any further claims against the Escrow Fund in connection with the specific Losses to which such settlement relates, contingent upon release from the Escrow Fund of the amounts required by this Article VII (which amounts shall be specified in such release).

               (m) Escrow Agent's Duties.

                           (i)The Escrow Agent shall be obligated only for the
performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act taken, suffered, or permitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                           (ii) The Escrow Agent is hereby expressly authorized
to comply with and obey orders, judgments or decrees of any court of law, notwithstanding any notices, warnings or other communications from any of the parties hereto or any other person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                           (iii) The Escrow Agent shall not be liable in any
respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                           (iv) The Escrow Agent shall not be liable for the
expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                           (v) In performing any duties under the Agreement, the
Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with Escrow Agent's duties under this Agreement. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                           (vi) If any controversy arises between the parties to
this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the

Escrow Agent's discretion, the Escrow Agent deems may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damages.

                           (vii) The parties and their respective successors and
assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

                           (viii) The Escrow Agent may resign at any time upon
giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Parent and the Securityholder Agent shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment in form and substance acceptable to Parent and Securityholder Agent and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The predecessor escrow agent shall be discharged from any further duties and liability under this Agreement upon the execution by such successor of such agreement.

               (n) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

        8.1 Termination. Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective
Time:

               (a) by mutual written consent of the Company and Parent;

               (b) by Parent or the Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Pacific time) on June 30, 1999 (provided that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date but only so long as the other party is prepared to consummate the Merger immediately); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

               (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of all or any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Merger;

               (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and (i) such breach has not been cured within fifteen (15) business days after written notice to the Company (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied;

               (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and (i) such breach has not been cured within fifteen (15) business days after written notice to Parent (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied;

               (f) By Parent or Merger Sub if an event, effect or change having a Material Adverse Effect on the Company shall have occurred after the date of this Agreement;

               (g) By the Company if an event, effect or change having a Material Adverse Effect on Parent shall have occurred after the date of this Agreement;

               (h) By either the Company or Parent if the required approvals of the stockholders of the Company or the stockholders of Parent contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof (provided that the right to terminate this Agreement under this Section 8.1(h) shall not be available to any party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party in breach of this Agreement but only so long as that the other party is prepared to consummate the Merger immediately);

               (i) By Parent, if the Board of Directors of the Company recommends a Company Superior Proposal to the stockholders of the Company, or if the Board of Directors of the Company shall have withheld, withdrawn or modified in a manner adverse to Parent its recommendation in favor of adoption and approval of this Agreement and approval of the Merger;

               (j) By the Company, if the Board of Directors of Parent recommends a Parent Superior Proposal to the stockholders of Parent, or if the Board of Directors of Parent shall have withheld, withdrawn or modified in a manner adverse to the Company its recommendation in favor of approving the issuance of shares of Parent Common Stock by virtue of the Merger.

        Where action is taken to terminate this Agreement pursuant to this
Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

        8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Articles VIII and IX (other than Section 9.1) of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

        8.3    Fees and Expenses.

               (a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all printing fees and expenses in relation to the Proxy Statement (including any preliminary materials related thereto) and any amendments or supplements thereto.

               (b) Company Payments.

                           (i) If (x) the Board of Directors of the Company
shall have withheld, withdrawn or modified in a manner adverse to Parent its recommendation in favor of adoption and approval of this Agreement and approval of the Merger, and at that time there shall not have occurred a Material Adverse Effect on Parent, (y) the Board of Directors of the Company recommends a Company Superior Proposal to the stockholders of the Company, or (z) the Company fails to hold the Company Stockholders Meeting as required by this Agreement by June 30, 1999, the Company shall pay to Parent an amount equal to $5,000,000 within one (1) business day following the earlier to occur of (A) termination of this Agreement pursuant to Section 8.1(b)(i) or 8.1(i) hereof and (B) a Company Negative Vote (as defined below).

                           (ii) If no payment shall be required pursuant to
clause 8.3(b)(i) above, and if (x) the vote of the stockholders of the Company approving and adopting this Agreement and approving the Merger shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof (a "COMPANY NEGATIVE VOTE") and (y) prior to such Company Negative Vote there shall have occurred an Acquisition Proposal with respect to the Company which shall have been publicly disclosed and not withdrawn (a "COMPANY COMPETING PROPOSAL") and (z) (i) within twelve (12) months of such Company Negative Vote, the Company shall enter into a definitive agreement with respect to an Acquisition Proposal with the party (or any affiliate of the party) that made the Company Competing Proposal an Acquisition Proposal with such party (or any such affiliate) with respect to the Company shall have been consummated or (ii) within six (6) months following such Company Negative Vote, the Company shall enter into a definitive agreement with respect to an Acquisition Proposal with any other party or an Acquisition Proposal with any other party with respect to the Company shall have been consummated, then, provided that there shall have not occurred a Material Adverse Effect on Parent prior to the Company Negative Vote, the Company shall pay to Parent an amount equal to $5,000,000 within one business day following demand therefor after the occurrence of the events set forth in (x) and (y) and either (z)(i) or (z)(ii) above.

        (c) Parent Payments.

                           (i) If (x) the Board of Directors of Parent shall
have withheld, withdrawn or modified in a manner adverse to the Company its recommendation in favor of the approval of the issuance of shares of its capital stock in connection with the Merger, and at that time there shall not have occurred a Material Adverse Effect on the Company, (y) the Board of Directors of Parent recommends a Parent Superior Proposal to the stockholders of Parent or
(z) Parent fails to hold the Parent Stockholders Meeting as required by this Agreement by June 30, 1999, Parent shall pay to the Company an amount equal to $5,000,000 within one business day following the earlier to occur of (A) termination of the Agreement pursuant to Section 8.1(b)(i) or 8.1(j) hereof and
(B) a Parent Negative Vote (as defined below);

                           (ii) If no payment shall be required pursuant to
clause 8.3(c)(i) above, and if (x) the vote of the stockholders of Parent approving the issuance of shares of Parent Common Stock by virtue of the Merger and the issuance of such shares by virtue of the Merger shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof (a "PARENT NEGATIVE VOTE") and (y) prior to such Parent Negative Vote there shall have occurred an Acquisition Proposal with respect to Parent which shall have been publicly disclosed and not withdrawn ("PARENT COMPETING PROPOSAL") and (z) (i) within twelve (12) months of such Parent Negative Vote, Parent shall enter into a definitive agreement with respect to an Acquisition Proposal with the party (or any affiliate of the party) that made the Parent Competing Proposal or an Acquisition Proposal with such party (or any such affiliate) with respect to Parent shall have been consummated or (ii) within six
(6) months following such Parent Negative Vote, Parent shall enter into a definitive agreement with respect to an Acquisition Proposal with any other party or an Acquisition Proposal with any other party with respect to Parent shall have been consummated, then, provided that there shall have not occurred a Material Adverse Effect on the Company prior to the Parent Negative Vote, Parent shall pay to the

Company an amount equal to $5,000,000 within one business day following demand therefor after the occurrence of the events set forth in (x) and (y) and either
(z)(i) or (z)(ii) above.

               (d) Payment of the amounts described in Section 8.3(b) or (c) above shall not be in lieu of damages incurred in the event of breach of this Agreement.

        8.4 Amendment. Except as is otherwise required by applicable law after the stockholders of the Company approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

        8.5 Extension; Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

        9.1    Survival of Representations, Warranties and Agreements.

               (a) All representations, warranties, covenants and agreements in this Agreement given or made by the Company or in any instrument delivered pursuant to this Agreement by the Company shall survive the consummation of the Merger and shall (except to the extent that survival is necessary to resolve unsatisfied claims brought pursuant to Section 7.2(d)) terminate one (1) year after the Closing Date.

               (b) All representations, warranties, covenants and agreements in this Agreement given or made by Parent and/or Merger Sub shall terminate on the Closing Date.

        9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)    if to Parent or Merger Sub, to:
                      Genesis Microchip Incorporated
                      200 Town Center Blvd.
                      Markham, Ontario L3R 8G5
                      Canada
                      Attention:  Chief Operating Officer
                      Telephone No.:  (905) 470-2742
                      Facsimile No.:  (905) 470-2447

                      with a copy to:

                      Wilson Sonsini Goodrich & Rosati
                      650 Page Mill Road
                      Palo Alto, California 94304-1050
                      Attention:  Francis S. Currie, Esq.
                      Telephone No.:  (650) 493-9300
                      Facsimile No.:  (650) 493-6811

               (b)    if to the Company, to:

                      Paradise Electronics, Inc.
                      1999 Concourse Drive
                      San Jose, CA 95131
                      United States
                      Attention:  Chief Executive Officer
                      Telephone No.:  (408) 325-8790
                      Facsimile No.:  (408) 325-8799

                      with a copy to:

                      Cooley Godward LLP
                      Five Palo Alto Square, 4th Floor
                      Palo Alto, CA 94306-2155
                      United States
                      Attention: Andrei M. Manoliu, Esq.
                      Telephone No.:  (650) 843-5000
                      Facsimile No.:  (650) 857-0663

               (c)    if to the Securityholder Agent:

                      Robert Tillman
                      14 Sunshine Avenue
                      Sausalito, CA  94965
                      Telephone No.:  (415) 332-9242
                      Facsimile No.:  (415) 332-2639

        9.3 Interpretation. The words "include" "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation" The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        9.5 Entire Agreement; Assignment. This Agreement, the Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

        9.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        9.7 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

        9.9 Arbitration. As to any disputes or controversies arising out of, relating to, or in connection with the Agreement not otherwise covered by the
Article VII hereof:

               (a) The parties shall attempt in good faith to agree upon the rights of the respective parties with respect to any dispute or controversy arising out of, relating to, or in connection with this Agreement or the interpretation, validity, construction, performance, breach or complete termination thereof.

               (b) If no such agreement can be reached after good faith negotiation, either of the parties may demand arbitration of the matter (except any such dispute or controversy related to Article VII or Section 2.11 or 2.15 of this Agreement) and the matter shall be settled by arbitration conducted by one arbitrator. Parent and the Company shall agree on the arbitrator; provided that if Parent and the Company cannot agree on one arbitrator, either Parent or the Company can request that the JAMS select the arbitrator. The arbitrator selected by the JAMS shall determine the dispute in accordance with Section 9.9. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be final, conclusive and binding upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator.

               (c) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of JAMS. For purposes of this Section 9.9, in any arbitration hereunder, the non-prevailing Party to an arbitration shall pay its own expenses, the fees of the arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

        9.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Securityholder Agent and the Escrow Agent (but only as to Articles VII and IX for Securityholder Agent and the Escrow Agent) and have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

GENESIS MICROCHIP INCORPORATED         PARADISE ELECTRONICS, INC.

By: /s/  Paul Russo                    By: /s/ Jeffrey Diamond
   ------------------------------        ------------------------------------

Name:  Paul Russo                      Name: Jeffrey Diamond
     ----------------------------            --------------------------------

Title: Chairman & CEO                  Title: President & CEO
      ---------------------------            --------------------------------

RAINBOW ACQUISITION CORPORATION        SECURITYHOLDER AGENT

By: /s/  Paul Russo                    By: /s/ Robert Tillman
   ------------------------------        ------------------------------------

Name:  Paul Russo                      Name: Robert Tillman
     ----------------------------            --------------------------------

Title: Chairman & CEO                  Title:
      ---------------------------            --------------------------------

ESCROW AGENT

By: /s/ Robert J. Stanislaro
   ------------------------------

Name: Robert J. Stanislaro
     ----------------------------

Title: Vice President
      ---------------------------






                  [SIGNATURE PAGE TO REORGANIZATION AGREEMENT]